Exhibit 10.10

M U L T I – T E N A N T

C O M M E R C I A L / I N D U S T R I A L L E A S E ( N N N )

5345-5445 E. Centennial Parkway

North Las Vegas, Nevada

LANDLORD:

CRPF IV CENTENNIAL, LLC,

a Delaware limited liability company

TENANT:

BOXABL INC.,

a Nevada corporation

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EXHIBITS:

Exhibit A Premises Floor Plan

Exhibit B Site Plan

Exhibit C Work Letter

Exhibit D Notice of Lease Term Dates

Exhibit E Rules and Regulations

Exhibit F Estoppel Certificate

Exhibit G Environmental Questionnaire and Disclosure Statement

Exhibit H Landlord’s Sign Criteria

RIDERS:

Rider No. 1 Extension Option

Rider No. 2 Fair Market Rental Rate

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This MULTI-TENANT COMMERCIAL/INDUSTRIAL LEASE (NNN) (“Lease”), entered into as of this 29th day of December, 2020 (the “Effective Date”), is by and between CRPF IV CENTENNIAL, LLC, a Delaware limited liability company, hereinafter referred to as “Landlord”, and BOXABL INC., a Nevada corporation, hereinafter referred to as “Tenant”.

ARTICLE 1 - LEASE SUMMARY AND PROPERTY SPECIFIC PROVISIONS

Landlord’s Address:CRPF IV CENTENNIAL, LLC 1300 Dove Street, #200 Newport Beach, CA 92660 Attn: Patrick Daniels, CEO Telephone: 949.342.8000 ext 102

1.2 Tenant’s Address:

(before Commencement Date)	6120 Hollywood Blvd Suite 104
Las Vegas, NV 89115

Attn:
Telephone: (530) 500-0005
E-mail: accounts@boxabl.com

(after Commencement Date)	Boxabl
5345 E Centennial Pkwy Building 1
North Las Vegas, NV 89115
Attn:
Telephone: (530) 500-0005
E-mail: accounts@boxabl.com

Tenant Billing Address:	Boxabl
5345 E Centennial Pkwy Building 1
North Las Vegas, NV 89115

1.3 Building; Property: The building commonly known as Building 1 located at 5345 East Centennial Parkway, North Las Vegas, Nevada 89115 (the “Building”). The Building, together with all other buildings, improvements and facilities, now or subsequently located upon the land (the “Site”) as shown on the Site Plan attached hereto as Exhibit B (as such area may be expanded or reduced from time to time) is referred to herein as the “Property”. The Property is commonly known as the CapRock Interchange Industrial Center. Landlord and Tenant stipulate and agree that the Property contains 683,436 rentable square feet in the aggregate and the Building contains 173,720 rentable square feet, for all purposes of this Lease.

1.4 Premises: The entire Building, as outlined on the Premises Floor Plan attached hereto as Exhibit A. Landlord and Tenant stipulate and agree that the Premises contains 173,720 rentable square feet, for all purposes of this Lease.

1.5 City: The City of North Las Vegas, County of Clark, State of Nevada.

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1.6 Commencement Date: April 1, 2021.

1.7 Term: Sixty-five (65) months, commencing on the Commencement Date and ending August 31, 2026 (“Expiration Date”).

1.8 Monthly Base Rent:

Lease Months	Monthly Base Rent
01 - 12	$87,728.60*
13 - 24	$90,360.46
25 - 36	$93,071.27
37 - 48	$95,863.41
49 - 60	$98,739.31
61 - 65	$101,701.49

*Notwithstanding the foregoing, provided Tenant is not in default under this Lease beyond any applicable notice and cure period, Landlord hereby agrees to abate Tenant’s obligation to pay Monthly Base Rent and Tenant’s Percentage of Operating Expenses during the first five (5) full calendar months of the initial Term (such total amount of abated Monthly Base Rent being hereinafter referred to as the “Abated Amount”). During such abatement period, Tenant will still be responsible for the payment of all other monetary obligations under the Lease, including, without limitation, and Utilities Costs. Tenant acknowledges that any uncured default by Tenant under this Lease will cause Landlord to incur costs not contemplated hereunder, the exact amount of such costs being extremely difficult and impracticable to ascertain, therefore, should Tenant at any time during the Term be in default after having been given notice and opportunity to cure, then the total unamortized sum of such Abated Amount (amortized on a straight line basis over the initial Term of this Lease) so conditionally excused shall become immediately due and payable by Tenant to Landlord; provided, however, Tenant acknowledges and agrees that nothing in this subparagraph is intended to limit any other remedies available to Landlord at law or in equity under applicable law, in the event Tenant defaults under this Lease beyond any applicable notice and cure period. Upon reasonable notice to Tenant at any time prior to application of the entire Abated Amount, Landlord shall have the right to purchase from Tenant any and all then remaining Abated Amount as it applies to one or more of the remaining abatement months by paying to Tenant an amount equal to the unused balance of the Abated Amount that Landlord elects to purchase back from Tenant (the “Abated Amount Purchase Price”). Upon Landlord’s payment to Tenant of the Abated Amount Purchase Price with respect to the applicable remaining abatement months, Tenant shall thereupon be required to pay Monthly Base Rent during such months in an amount equal to the Abated Amount that Tenant would have been entitled to receive but for Landlord’s payment to Tenant of the Abated Amount Purchase Price.

Accordingly, Tenant shall deliver the following amounts to Landlord upon its execution of this Lease (pursuant to Sections 4.2 and 5.1 of the Standard Provisions):

(a)Monthly Base Rent:$ 87,728.60 for Month 6.

(b)Tenant’s Percentage

of Operating Expenses (est.):$ 19,109.20 for Month 6.

(c)Security Deposit:$525,000.00 (See Section 1.9 below).

Total due upon execution of this Lease:$631,837.80.

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1.9 Security Deposit: $525,000.00.

1.10 Permitted Use: General office and administration with assembly/manufacturing, warehousing, storage, distribution, and sales of modular homes and all related uses, subject to the provisions set forth in this Lease and as permitted by law.

1.11 Parking: One hundred four (104) unreserved parking spaces, subject to the terms of Article 11 of the Standard Lease Provisions.

1.12 Brokers: Jones Lang LaSalle Brokerage, Inc.

1.13 Interest Rate: The lesser of: (a) Five percent (5%) or (b) the maximum rate permitted by law in the State where the Property is located.

1.14 Insurance Amounts:

a. Commercial General Liability Insurance: General liability of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate.

b. Commercial Automobile Liability Insurance: Limit of liability of not less than One Million Dollars ($1,000,000.00) per accident.

c. Worker’s Compensation and Employers Liability Insurance: With limits as mandated pursuant to the laws in the State in which the Property is located, or One Million Dollars ($1,000,000.00) per person, disease and accident, whichever is greater.

d. Umbrella Liability Insurance: Limits of not less than Three Million Dollars ($3,000,000.00) per occurrence.

e. Loss of Income, Extra Expense and Business Interruption Insurance: In such amounts as will reimburse Tenant for 12 months of direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant’s parking areas or to the Building as a result of such perils.

f. If Tenant’s business includes professional services, Professional Liability (also known as errors and omissions insurance): Not less than the minimum limits required by law for Tenant’s profession, and in any event, not less than One Million Dollars ($1,000,000.00) per occurrence.

1.15 Tenant Improvements: The improvements previously installed in the Premises, if any, and the tenant improvements to be installed in the Premises by Landlord as described in the Work Letter attached hereto as Exhibit C (the “Work Letter”).

1.16 Tenant’s Percentage. 25.42%, which is the ratio that the rentable square footage of the Premises bears to the rentable square footage of the Property.

1.17 Common Areas; Definitions; Tenant’s Rights. During the Term, Tenant shall have the non-exclusive right to use, in common with other tenants in the Property, and subject to the Rules and Regulations referred to in Article 9 of the Standard Lease Provisions, those portions of the Property (the “Common Areas”) not leased or designated for lease to tenants that are provided for use in common by Landlord, Tenant and any other tenants of the Property (or by the sublessees, agents, employees, customers invitees, guests or licensees of any such party), whether or not those areas are open to the general public. The Common Areas shall include, without limitation, all other buildings on the Property exclusive of areas maintained and repaired by tenants, and all parking areas (subject to Article 11 of the Standard Lease Provisions), loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas appurtenant to the Building, fixtures, systems, decor, facilities and landscaping contained, maintained or used in connection with those areas, and shall be deemed to include any city sidewalks adjacent to the Property, any pedestrian walkway system, park or other facilities located on the Site and open to the general public. If Tenant is leasing the entire Building, then all elements of the Building shall constitute part of the Premises and all references to Common Areas contained in this Lease shall mean and refer to those elements of the Property outside of the Premises.

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1.18 Operating Expenses.

a. Triple Net Lease. Except as otherwise provided herein, all Rent (as that term is defined under Section 5.2 of the Standard Lease Provisions) shall be absolutely net to Landlord so that this Lease shall yield net to Landlord the Rent to be paid each month during the Term of this Lease. Accordingly, and except as otherwise provided in this Lease, all costs, expenses and obligations of every kind or nature whatsoever relating to the Premises which may arise or become due during the Term of this Lease including, without limitation, all costs and expenses of operation, maintenance and repairs, Insurance Costs and Taxes relating to the Premises, shall be paid by Tenant. Nothing herein contained shall be deemed to require Tenant to pay or discharge any liens or mortgages of any character whatsoever which may exist or hereafter be placed upon the Premises by an affirmative act or omission of Landlord.

b. Operating Expenses. In addition to the Monthly Base Rent, Tenant shall pay to Landlord Tenant’s Percentage of Operating Expenses, in the manner and at the times set forth in the following provisions of this Section 1.18. “Operating Expenses” shall consist of all costs and expenses of operation, maintenance and repair of the Common Areas of the Property as determined by standard accounting practices and calculated assuming the Property is at least ninety-five percent (95%) occupied. Operating Expenses include the following costs by way of illustration but not limitation: (i) any and all assessments imposed with respect to the Property pursuant to any covenants, conditions and restrictions affecting the Property; (ii) costs, levies or assessments resulting from statutes or regulations promulgated by any government authority in connection with the use or occupancy of the Property; (iii) all costs of utilities serving the Common Areas and any costs of utilities for the Premises which are not separately metered; (iv) all Taxes and Insurance Costs as defined in the Standard Lease Provisions; (v) waste disposal; (vi) security, if any; (vii) costs incurred in the management of the Property, including, without limitation: (1) supplies, materials, equipment and tools, (2) wages, salaries, benefits, pension payments, and fringe benefits (and payroll taxes, insurance and similar governmental charges related thereto) of employees used in the operation and maintenance of the Property, (3) the rental of personal property used by Landlord’s personnel in the maintenance, repair and operation of the Property, (4) accounting fees, legal fees and real estate consultant’s fees, and (5) a management/administrative fee; (viii) repair and maintenance of all portions of the Building and all buildings on the Property other than such portions as are maintained by Tenant or any other tenants, including the elevators (if any), restrooms (if any), structural and non-structural portions of the Building and all other buildings on the Property, and the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord and not maintained by Tenant pursuant to Section 8.2 of the Standard Provisions; (ix) maintenance, costs and upkeep of all parking and Common Areas; (x) amortization on a straight-line basis over the useful life together with interest at the Interest Rate (as defined in Section 1.13 of the Lease Summary) on the unamortized balance of all costs of a capital nature (including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools): (1) reasonably intended to produce a reduction in operating charges or energy consumption; or (2) required after the date of this Lease under any Law that was not applicable to the Building at the time it was originally constructed; or (3) for repair or replacement of any equipment or improvements needed to operate and/or maintain the Property at the same quality levels as prior to the repair or replacement; (xi) costs and expenses of gardening and landscaping; (xii) maintenance of signs (other than signs of tenants of the Property); (xiii) personal property taxes levied on or attributable to personal property used in connection with the Property; and (xiv) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting and similar items, including appropriate reserves. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants and/or different buildings and/or different premises of the Property based upon differing levels of use, demand, risk or other distinctions among such parties, premises or Buildings (the “Cost Pools”). Such Cost Pools may include, for example, all office space tenants or industrial/R&D space tenants in the Property and may be modified to take into account the addition of any additional buildings within the Property. Accordingly, in the event of such allocations into Cost Pools, Tenant’s Percentage shall be appropriately adjusted to reflect such allocation. In addition, if Landlord does not furnish a particular service or work (the cost of which, if furnished by Landlord would be included in Operating Expenses) to a tenant (other than Tenant) that has undertaken to perform such service or work in lieu of receiving it from Landlord, then Operating Expenses shall be considered to be increased by an amount equal to the additional Operating Expenses that Landlord would reasonably have incurred had Landlord furnished such service or work to that tenant.

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c. Exclusions from Operating Expenses. Notwithstanding anything to the contrary contained elsewhere in this Section 1.18, the following items shall be excluded from Operating Expenses: (i) Costs of decorating, redecorating, or special cleaning or other services provided to certain tenants and not provided on a regular basis to all tenants of the Property; (ii) Any charge for depreciation of the Property or equipment and any interest or other financing charge; (iii) All costs relating to activities for the marketing, solicitation, negotiation and execution of leases of space in the Property, including without limitation, costs of tenant improvements; (iv) All costs for which Tenant or any other tenant in the Property is being charged other than pursuant to the operating expense clauses of leases for space in the Property; (v) The cost of correcting defects in the construction of the Building or any other building in the Property or in the building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category; (vi) To the extent Landlord is reimbursed by third parties, the cost of repair made by Landlord because of the total or partial destruction of the Property or the condemnation of a portion of the Building or any other building in the Property; (vii) The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Building or any other building in the Property pursuant to clauses similar to this paragraph; (viii) Any operating expense representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship; (ix) The cost of any work or service performed for or facilities furnished to any tenant of the Building or any other building in the Property to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant; (x) The cost of alterations of space in the Building or any other building in the Property which is leased to other tenants; (xi) Ground rent or similar payments to a ground lessor; (xii) Legal fees and related expenses incurred by Landlord (together with any damages awarded against Landlord) due to other tenants, including without limitation with eviction actions against other tenants, and/or the negligence or willful misconduct of Landlord, its agents, employees or contractors; (xiii) Costs arising from the presence of any Hazardous Materials within, upon or beneath the Property regardless of how the same was introduced to the Property and/or whether such introduction was in violation of Environmental Law applicable as of the date of such introduction, unless the presence is caused by the acts or omissions of Tenant or Tenant’s Parties; (xiv) Salaries and compensation of ownership and management personnel to the extent that such persons provide services to properties other than the Property; (xv) Costs of selling or financing the Property, the Building or any portions thereof; and (xvi) All interest and penalties incurred as a result of Landlord’s negligently failing to pay any bill as the same shall become due.

d. Estimate Statement and Payment of Tenant’s Percentage of Operating Expenses. By the first day of April (or as soon as practicable thereafter) of each calendar year during the Term, Landlord shall deliver to Tenant a statement (“Estimate Statement”) estimating Tenant’s Percentage of any Operating Expenses payable by Tenant, along with Insurance Costs and Taxes, for the current calendar year pro rated into monthly installments. If at any time during the Term, but not more often than annually, Landlord reasonably determines that the estimated amount of Tenant’s Percentage of Operating Expenses, Insurance Costs and/or Taxes payable by Tenant for the current calendar year will be greater or less than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement and Tenant agrees to pay Landlord, within sixty (60) days after receipt of the revised Estimate Statement, the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired. Thereafter Tenant agrees to pay Operating Expenses, Insurance Costs and Taxes based on such revised Estimate Statement until Tenant receives the next calendar year’s Estimate Statement or a new revised Estimate Statement for the current calendar year. Tenant’s Percentage of Operating Expenses shown on the Estimate Statement (or revised Estimate Statement, as applicable) shall be divided into twelve (12) equal monthly installments, and Tenant shall pay to Landlord, concurrently with the regular monthly Rent payment next due following the receipt of the Estimate Statement (or revised Estimate Statement, as applicable), an amount equal to one (1) monthly installment of such Tenant’s Percentage of Operating Expenses multiplied by the number of months from January in the calendar year in which such statement is submitted to the month of such payment, both months inclusive (less any amounts previously paid by Tenant with respect to any previously delivered Estimate Statement or revised Estimate Statement for such calendar year). Subsequent installments shall be paid concurrently with the regular monthly Rent payments for the balance of the calendar year and shall continue until the next calendar year’s Estimate Statement (or current calendar year’s revised Estimate Statement) is received.

e. Actual Statement. By the first day of June (or as soon as practicable thereafter) of each subsequent calendar year during the Term, Landlord shall deliver to Tenant a statement (“Actual Statement”) which states Tenant’s Percentage of the actual Operating Expenses, Insurance Costs and Taxes payable by Tenant for the immediately preceding calendar year. If the Actual Statement reveals that Tenant’s Percentage of the actual amount of Operating Expenses, Insurance Costs and/or Taxes were more than Tenant’s Percentage of estimated Operating Expenses, Insurance Costs and/or Taxes actually paid by Tenant with respect to the preceding calendar year, Tenant agrees to pay Landlord the difference in a lump sum within sixty (60) days after receipt of the Actual Statement. If the Actual Statement reveals that Tenant’s Percentage of the actual amount of Operating Expenses, Insurance Costs and/or Taxes were less than the corresponding costs actually paid by Tenant with respect to the preceding calendar year, Landlord will credit any overpayment toward the next monthly installment(s) of Rent due from Tenant. Prior to the expiration or sooner termination of the Term and Landlord’s acceptance of Tenant’s surrender of the Premises, Landlord will have the right to estimate Tenant’s Percentage of the actual amount of Operating Expenses, Insurance Costs and Taxes, to the extent not directly paid by Tenant, for the then current calendar year and to collect from Tenant prior to Tenant’s surrender of the Premises, any excess of Tenant’s Percentage of such actual amount of such Operating Expenses, Insurance Costs and Taxes over Tenant’s Percentage of such corresponding costs actually paid by Tenant in such calendar year.

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f. No Release. Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Section 1.18 shall not constitute a waiver of its right to receive Tenant’s payment of Tenant’s Percentage of Operating Expenses, nor shall it relieve Tenant of its obligations to pay Operating Expenses pursuant to this Section 1.18, except that Tenant shall not be obligated to make any payments based on such Estimate or Actual Statement until thirty (30) days after receipt of such statement.

g. Review. Within ninety (90) days after receiving Landlord’s Actual Statement, Tenant may, upon advance written notice to Landlord and during reasonable business hours, cause a review of Landlord’s books and records with respect to the preceding calendar year only to determine the accuracy of Landlord’s Actual Statement. Landlord shall make all records available for review that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either review the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent, at Tenant’s sole cost and expense, to review Landlord’s records, the agent shall be an independent accountant of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to a confidentiality agreement. Within sixty (60) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to the Actual Statement of Operating Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Tenant fails to provide Landlord with a timely Objection Notice, Landlord’s Actual Statement shall be deemed final and binding, and Tenant shall have no further right to review or object to such statement. If Landlord and Tenant determine that Operating Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant and Landlord shall reimburse Tenant for any reasonable expense incurred in connection with its review. Likewise, if Landlord and Tenant determine that Operating Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days after such determination. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to review Landlord’s records or to dispute any statement of Operating Expenses unless Tenant has paid and continues to pay all Rent when due.

1.19 Utilities and Services, and Additional Maintenance Obligations.

a. Utilities and Services. As used in this Lease, “Utilities Costs” shall mean all actual charges for utilities for the Premises of any kind, including but not limited to water, sewer and electricity, telecommunications and cable service, and the costs of heating, ventilating and air conditioning and other utilities as well as related fees, assessments and surcharges. Tenant shall contract directly for all utilities services for the Premises and shall pay all Utilities Costs directly to the various utility service providers providing such utility services to the Premises. Should Landlord elect to supply any or all of such utilities, Tenant agrees to purchase and pay for the same as Additional Rent. Tenant shall reimburse Landlord within ten (10) days of billing for fixture charges and/or water tariffs, if applicable, which are charged to Landlord by local utility companies. Landlord will notify Tenant of this charge as soon as it becomes known. This charge will increase or decrease with current charges being levied against Landlord, the Premises or the Building by the local utility company, and will be due as Additional Rent. In no event shall Landlord be liable for any interruption or failure in the supply of any such utility or other services to Tenant. In no event shall any Rent owed Landlord under this Lease be abated by reason of the failure to furnish, delay in furnishing, unavailability or diminution in quality or quantity of any such utility or other services or interference with Tenant’s business operations as a result of any such occurrence; nor shall any such occurrence constitute an actual or constructive eviction of Tenant or a breach of an implied warranty by Landlord.

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b. Maintenance/Janitorial/Service Contracts. Tenant shall, at its sole cost and expense, enter into maintenance/service contracts to perform landscaping, roof-cleaning, and regularly scheduled preventative maintenance and repair all hot water, heating and air conditioning systems and equipment (“HVAC”) within the Premises, or which serve the Premises exclusively, including, without limitation, any rooftop package, HVAC units, distribution lines and internal venting systems. Such repair and maintenance shall include any and all services required to conform and maintain the HVAC units in compliance with current ASHRAE Standards. As used herein, “ASHRAE Standards” shall mean those standards established by the American Society of Heating, Refrigerating and Air-Conditioning Engineers, Inc. (ASHRAE) and Air Conditioning Contractors of America (ACCA) Standard Practice for Inspection and Maintenance of Commercial Building HVAC Systems, ANSI/ASHRAE/ACCA Standard 180-2008, as the same may be amended from time to time. All cleaning and janitorial services, including regular removal of trash and debris, for the Premises shall be performed and obtained, at Tenant’s sole cost and expense, exclusively by or through Tenant or Tenant’s janitorial contractors. The maintenance contractors and janitorial contractor and the contracts for same must be approved in writing by Landlord in advance. All maintenance/service contracts shall include all services recommended by the equipment manufacturer within the operation/maintenance manual all services required to conform and maintain the HVAC in compliance with current ASHRAE Standards, and shall become effective (and a copy thereof delivered to Landlord) within thirty (30) days following the date Tenant takes possession of the Premises. Landlord reserves the right, upon notice to Tenant, to procure and maintain any or all of such service contracts, and if Landlord so elects, Tenant shall reimburse Landlord, as Additional Rent, upon demand, for the cost therefor. Additionally, Tenant hereby consents to any applicable utility company providing utility consumption information for the Premises to Landlord, and if requested, shall promptly sign any documentation requested by the utility company to evidence such consent.

c. Tenant’s Additional Repair Obligations. Tenant shall at all times and at Tenant’s sole cost and expense, keep, maintain, clean, repair, renovate, retrofit, replace and preserve the Premises and all parts thereof, including, without limitation, utility meters, plumbing, pipes and conduits, all heating, ventilating and air conditioning systems located within the Premises, all windows, restrooms, ceilings, interior walls, roof, skylights, interior and demising walls, doors, electrical and lighting equipment, sprinkler systems, parking areas, driveways, walkways, parking lots, loading dock areas and doors, rail spur areas, fences, signs, lawns and landscaping, if any, any Tenant Improvements, Alterations or other alterations, additions and other property and/or fixtures located within and upon the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations shall include, but not be limited to, slurry coating the parking areas every thirty (30) months; parking area and driveway sweeping and repairing; and responsibility for painting. Tenant shall at all times during the Term make all structural and non-structural changes, repairs and improvements to the Premises of every kind and nature, whether ordinary or extraordinary, foreseen or unforeseen, which may be required by any Laws (including, without limitation, the Americans with Disabilities Act), or for the safety of the Premises. Such maintenance and repairs shall be performed with due diligence, lien-free and in a good and workmanlike manner, by licensed contractor(s) which are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay, provided, Landlord reserves the right to require Tenant to utilize Landlord’s preferred contractors, subcontractors and vendors for certain work performed within the Premises or as to systems serving the Premises such as for fire/life safety, HVAC controls, architectural and engineering services. Notwithstanding the terms of this Lease, including Section 8.1 to the contrary, Landlord has no obligation whatsoever to alter, remodel, improve, repair, renovate, retrofit, replace, redecorate or paint all or any part of the Premises, however, Tenant shall be assigned any right or benefit of any warranties on any of the Tenant Improvements.

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d. Landlord’s Additional Repair Obligations. Notwithstanding Tenant’s obligations to maintain and repair the Premises, Landlord, as part of Operating Expenses, shall repair, maintain and replace as necessary, the foundation and structural elements of the Building (including structural load bearing walls and roof structure); the utility meters, electrical lines, pipes and conduits serving the Premises; the exterior walls (excluding windows, glass or plate glass, doors, dock bumpers or dock plates, special store fronts or office entries); and the Common Areas; provided, however, to the extent such maintenance, repairs or replacements are required as a result of any act, neglect, fault or omission of Tenant or any of Tenant’s Parties, Tenant shall pay to Landlord, as Additional Rent, the costs of such maintenance, repairs and replacements.

1.20 Additional Hazardous Materials Requirements. In addition to Tenant’s obligations under Article 10 of the Standard Provisions, Tenant shall comply with the following provisions with respect to Hazardous Materials (as that term is defined in Article 10):

a. Environmental Questionnaire; Disclosure. Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the “Environmental Questionnaire”) in the form of Exhibit G, and Tenant shall certify to Landlord all information contained in the Environmental Questionnaire as true and correct to the best of Tenant’s knowledge and belief. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date (each such date is hereinafter referred to as a “Disclosure Date”), until and including the first Disclosure Date occurring after the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, that were stored, generated, used or disposed of on, under or about the Premises for the twelve (12) month period prior to each Disclosure Date, and that Tenant intends to store, generate, use or dispose of on, under or about the Premises through the next Disclosure Date. At Landlord’s request, Tenant’s disclosure obligations under this Section 1.20 shall include a requirement that Tenant update, execute and deliver to Landlord the Environmental Questionnaire, as the same may be reasonably modified by Landlord from time to time; provided, however, Tenant shall not be required to update the Environmental Questionnaire more than once per year unless an environmental event of default has occurred or Tenant has materially changed its business. In addition to the foregoing, Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of, all of the following environmental items relating to the Premises: reports filed pursuant to any self reporting requirements; reports filed pursuant to any Environmental Laws or this Lease; all permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices, and all other reports, disclosures, plans or documents (even those that may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, underground storage tanks or Hazardous Materials; all orders, reports, notices, listings and correspondence (even those that may be considered confidential) of or concerning the release, investigation, compliance, clean up, remedial and corrective actions, and abatement of Hazardous Materials whether or not required by Environmental Laws; and all complaints, pleadings and other legal documents filed against Tenant related to Tenant’s use, handling, storage or disposal of Hazardous Materials.

b. Inspection; Compliance. Landlord and Landlord Parties (as that term is defined in Article 10) shall have the right, but not the obligation, to inspect, investigate, sample and/or monitor the Premises, including any air, soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses, at any time to determine whether Tenant is complying with the terms of this Section 1.20 and Article 10, and in connection therewith, Tenant shall provide Landlord with access to all relevant facilities, records and personnel. If Tenant is not in compliance with any of the provisions of this Section 1.20 and Article 10, or in the event of a release of any Hazardous Materials on, under, from or about the Premises, Landlord and Landlord Parties shall have the right, but not the obligation, without limitation on any of Landlord’s other rights and remedies under this Lease, to immediately enter upon the Premises and to discharge Tenant’s obligations under this Section 1.20 and Article 10 at Tenant’s expense, including without limitation the taking of emergency or long term remedial action. Landlord and Landlord Parties shall endeavor to minimize interference with Tenant’s business but shall not be liable for any such interference. In addition, Landlord, at Tenant’s sole cost and expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims or causes of action arising out of the storage, generation, use or disposal by Tenant or Tenant’s Parties of Hazardous Materials on, under, from or about the Premises. All sums reasonably disbursed, deposited or incurred by Landlord in connection herewith, including, but not limited to, all costs, expenses and actual attorneys’ fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Interest Rate from the date of such demand until paid by Tenant. Landlord agrees that if any testing proves that the Tenant or Tenant’s Parties have no responsibility for the presence of said Hazardous Materials, Tenant shall not be liable for any costs or expenses in connection with such inspection, testing and monitoring.

c. Tenant Obligations. If the presence of any Hazardous Materials on, under or about the Premises caused or permitted by Tenant or Tenant’s Parties results in (i) injury to any person, (ii) injury to or contamination of the Premises, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its sole cost and expense, shall promptly take all actions necessary to return the Premises to the condition existing prior to the introduction of such Hazardous Materials to the Premises and to remedy or repair any such injury or contamination. Without limiting any other rights or remedies of Landlord under this Lease, Tenant shall pay the cost of any cleanup work performed on, under or about the Premises as required by this Lease or any Environmental Laws in connection with the removal, disposal, neutralization or other treatment of such Hazardous Materials caused or permitted by Tenant or Tenant’s Parties. If Landlord has reason to believe that Tenant or Tenant’s Parties may have caused or permitted the release of any Hazardous Materials on, under, from or about the Premises, then Landlord may require Tenant, at Tenant’s sole cost and expense, to conduct monitoring activities on or about the Premises satisfactory to Landlord, in its sole and absolute judgment, concerning such release of Hazardous Materials on, under, from or about the Premises. Notwithstanding anything to the contrary contained in the foregoing, Tenant shall not, without Landlord’s prior written consent, take any remedial action in response to the presence of any Hazardous Materials on, under or about the Premises, or enter into any settlement agreement, consent decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided, however, Landlord’s prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises (i) poses an immediate threat to the health, safety or welfare of any individual, or (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord’s consent before taking such action. Tenant’s failure to timely comply with this Section 1.20 shall constitute an event of default under this Lease.

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d. Tenant’s Responsibility at Conclusion of Lease. Promptly upon the expiration or sooner termination of this Lease, Tenant shall represent to Landlord in writing that (i) Tenant has made a diligent effort to determine whether any Hazardous Materials are on, under or about the Premises, as a result of any acts or omissions of Tenant or Tenant’s Parties and (ii) no such Hazardous Materials exist on, under or about the Premises, other than as specifically identified to Landlord by Tenant in writing. If Tenant discloses the existence of Hazardous Materials on, under or about the Premises or if Landlord at any time discovers that Tenant or Tenant’s Parties caused or permitted the release of any Hazardous Materials on, under, from or about the Premises, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord within thirty (30) days after such request a comprehensive plan, subject to Landlord’s approval, specifying the actions to be taken by Tenant to return the Premises to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord’s approval of such clean up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to clean up such Hazardous Materials in accordance with all Environmental Laws and as required by such plan and this Lease.

1.21 Additional Sign Rights. Notwithstanding the terms of Article 12 of the Standard Lease Provisions, subject to Landlord’s prior approval as to location and Tenant’s plans and specifications, compliance with Landlord’s Sign Criteria attached hereto as Exhibit H, and Tenant’s compliance with all applicable Laws, including the requirement that Tenant obtain all permits and approvals required by the City, Tenant shall be entitled to the following exterior signs: (i) large logo signage on Building facing highway frontage on both sides of the Building exterior (as depicted on Exhibit H); (ii) exterior Building signage; and (iii) identity signage on any sign monument existing or constructed by Landlord on the Premises, if any. Tenant shall have the exclusive right to install identity signage within the Building without Landlord consent. Tenant shall have no right to place any other sign elsewhere on the Premises. Tenant shall have no right to conduct any auction in, on or about the Premises. Tenant shall be responsible, at its sole cost and expense, for all costs associated with the design, fabrication, permitting, installation, repair, maintenance, replacement, and removal of all Tenant’s signs and the repair of any damage to the Building or monument resulting from the removal of such signage. The sign rights granted herein are personal to the original Tenant executing this Lease and may not be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Lease or a Permitted Transferee or any Transferee of the original Tenant’s interest under this Lease approved by Landlord; provided, however, that the name of such Permitted Transferee or Transferee is not an Objectionable Name. The sign rights granted to the original Tenant hereunder are not assignable separate and apart from the Lease, nor may any sign right granted herein be separated from the Lease in any manner, either by reservation or otherwise without Landlord’s consent or as otherwise expressly permitted in this Lease. “Objectionable Name” shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Building, or which would otherwise reasonably offend landlords of comparable buildings in the vicinity of the Building.

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STANDARD LEASE PROVISIONS

ARTICLE 2 - LEASE

2.1 Lease Elements; Definitions; Exhibits. The Lease is comprised of the Lease Summary and Property Specific Provisions (the “Summary”), these Standard Lease Provisions (“Standard Provisions”) and all exhibits, and riders attached hereto (collectively, “Exhibits”), all of which are incorporated together as part of one and the same instrument. All references in any such documents and instruments to “Lease” means the Summary, these Standard Provisions and all Exhibits attached hereto. All terms used in this Lease shall have the meanings ascribed to such terms in the Summary, these Standard Provisions and any Exhibits. To the extent of any inconsistency between the terms and conditions of the Summary, these Standard Provisions, or any Exhibits attached hereto, the Summary and any Exhibits attached hereto shall control over these Standard Provisions.

ARTICLE 3 - PREMISES

3.1 Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, upon and subject to, the terms, covenants and conditions of this Lease. Each party covenants and agrees, as a material part of the consideration for this Lease, to keep and perform their respective obligations under this Lease.

3.2 Landlord’s Reserved Rights. Landlord reserves the right from time to time to do any of the following: (a) expand the Building and construct or alter other buildings or improvements on the Property as long as Tenant’s parking ratio is not substantially or adversely impacted; (b) make any changes, additions, improvements, maintenance, repairs or replacements in or to the Property, Common Areas and/or the Building (including the Premises) if required to do so by any applicable Laws or to the extent necessary in conjunction with any improvements to the Property, Common Areas and/or the Building (including the Premises), provided that Tenant’s use of the Premises is not materially and adversely affected), and the fixtures and equipment thereof, including, without limitation: (i) maintenance, replacement and relocation of pipes, ducts, conduits, wires and meters and equipment above the ceiling surfaces, below the floor surfaces and within the walls of the Building; and (ii) changes in the location, size, shape and number of driveways, entrances, stairways, elevators, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways, easements, parking spaces and parking areas as long as Tenant’s parking ratio is not substantially and adversely impacted; (c) close temporarily any of the Property while engaged in making repairs, improvements or alterations to the Property; and (d) perform such other acts and make such other changes with respect to the Property, as Landlord may, in the exercise of good faith business judgment, deem to be appropriate. If Landlord is required to reconfigure the Premises as a result of Landlord’s exercise of its rights under this Section 3.2, Landlord shall provide Tenant with reasonable advance written notice of the construction schedule to the extent that the Premises are affected, and Landlord shall minimize, as reasonably practicable, the interference with Tenant’s business as a result of any such construction. To the extent Tenant’s business is materially interfered with as a result of Landlord’s interference Tenant shall be entitled to an abatement of Rent to be determined in good faith by Landlord and Tenant. All measurements of rentable area in this Lease shall be deemed to be correct.

ARTICLE 4 - TERM AND POSSESSION

4.1 Term; Notice of Lease Dates. The Term shall be for the period designated in the Summary commencing on the Commencement Date and ending on the Expiration Date, unless the Term is sooner terminated or extended as provided in this Lease. If the Commencement Date falls on any day other than the first day of a calendar month then the Term will be measured from the first day of the month following the month in which the Commencement Date occurs. Within ten (10) days after Landlord’s written request, Tenant shall execute a written confirmation of the Commencement Date and Expiration Date of the Term in the form of the Notice of Lease Term Dates attached hereto as Exhibit D. The Notice of Lease Term Dates shall be binding upon Tenant unless Tenant reasonably objects thereto in writing within such ten (10) day period.

4.2Possession. Landlord shall deliver possession of the Premises to Tenant as provided in the Work Letter, subject to the provisions of Section 4.3 below. Notwithstanding the foregoing, Landlord will not be obligated to deliver possession of the Premises to Tenant until Landlord has received from Tenant all of the following: (i) a copy of this Lease fully executed by Tenant; (ii) the Security Deposit and/or Letter of Credit required hereunder and the first installment of Monthly Base Rent and Additional Rent due under this Lease; and (iii) copies of Tenant’s insurance certificates as required hereunder.

4.3 Condition of Premises. Tenant acknowledges that, except as otherwise expressly set forth in this Lease and the Work Letter, (i) neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, or with respect to the condition and/or suitability thereof for the conduct of Tenant’s business, and Tenant shall accept the Premises in its then as-is condition on delivery by Landlord, and (ii) the acceptance of possession of the Premises by Tenant shall establish that the Premises were at such time complete and in good, sanitary and satisfactory condition and repair with all work required to be performed by Landlord pursuant to the Work Letter completed and without any obligation on Landlord’s part to make any further alterations, upgrades or improvements thereto, subject only to completion of minor punch-list items identified by the parties to be corrected by Landlord, if any, as provided in the Work Letter.

4.4 Early Access. So long as Landlord has received from Tenant the sixth (6th) month’s Monthly Base Rent due pursuant to Section 5.1 of this Lease, certificates satisfactory to Landlord evidencing the insurance required to be carried by Tenant under this Lease, and the Security Deposit and/or Letter of Credit required hereunder, and so long as the Tenant and its contractors and employees do not interfere with the completion of the Tenant Improvements, Landlord shall use reasonable efforts to give Tenant’s designated contractors access to the Premises on the Effective Date (the “Early Access Period”) for purposes of installing Tenant’s furniture, fixtures, and equipment (“Tenant’s Work”). Tenant’s Work shall be performed by Tenant at Tenant’s sole cost and expense. Tenant’s access to the Premises during the Early Access Period shall be subject to all terms and conditions of this Lease, except that Tenant shall not be obligated to pay Monthly Base Rent or Tenant’s Percentage of Operating Expenses during the Early Access Period until the Commencement Date; provided, however, Tenant shall pay the Utilities Costs. Tenant agrees to provide Landlord with prior notice of any such intended early access and to cooperate with Landlord during the period of any such early access so as not to interfere with Landlord in the completion of the Tenant Improvements.

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ARTICLE 5 - RENT

5.1 Monthly Base Rent. Tenant agrees to pay Landlord, the Monthly Base Rent as designated in the Summary. Monthly Base Rent and recurring monthly charges of Additional Rent (defined below) shall be paid by Tenant in advance on the first day of each and every calendar month (“Due Date”) during the Term, except that the sixth (6th) full month’s Monthly Base Rent and sixth (6th) full month’s Additional Rent shall be paid upon Tenant’s execution and delivery of this Lease to Landlord. Monthly Base Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

5.2 Additional Rent. All amounts and charges payable by Tenant under this Lease in addition to Monthly Base Rent, if any, including, without limitation, payments for Operating Expenses, Taxes, Insurance Costs and Utilities Costs to the extent payable by Tenant under this Lease shall be considered “Additional Rent”, and the word “Rent” in this Lease shall include Monthly Base Rent and all such Additional Rent unless the context specifically states or clearly implies that only Monthly Base Rent is referenced. Rent shall be paid to Landlord, without any prior notice or demand therefor and without any notice, deduction or offset, in lawful money of the United States of America.

5.3 Late Charges & Interest Rate. If Landlord does not receive Rent or any other payment due from Tenant on the Due Date, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such past due Rent or other payment. Tenant agrees that this late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of Tenant’s late payment. Accepting any late charge shall not constitute a waiver by Landlord of Tenant’s default with respect to any overdue amount nor prevent Landlord from exercising any other rights or remedies available to Landlord. If any installment of Monthly Base Rent or Additional Rent, or any other amount payable by Tenant hereunder is not received by Landlord by the Due Date, it shall bear interest at the Interest Rate set forth in the Summary from the Due Date until paid. All interest, and any late charges imposed pursuant to this Section 5.3, shall be considered Additional Rent due from Tenant to Landlord under the terms of this Lease.

ARTICLE 6 - SECURITY DEPOSIT

6.1 General Provisions. Concurrently with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall deposit with Landlord the Security Deposit, if any, designated in the Summary. The Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the Term. If Tenant defaults with respect to any of its obligations under this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Monthly Base Rent, Additional Rent or any other sum in default, or for the payment of any other amount, loss or damage which Landlord may spend, incur or suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days following the expiration of the Term, provided that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with this Lease has been determined and paid in full. If Landlord sells its interest in the Building during the Term and if Landlord deposits with or credits to the purchaser the Security Deposit (or balance thereof), then, upon such sale, Landlord shall be discharged from any further liability with respect to the Security Deposit.

6.2Reduction. Subject to the remaining terms of this Section 6.2, and provided that during the Term of this Lease preceding the effective date of any reduction of the Security Deposit described herein, Tenant has not been in Default under this Lease, Tenant shall have the right to reduce the Security Deposit as follows: (a) to $425,000.00 as of the second (2nd) anniversary of the Commencement Date (the “First Security Reduction Date”), (b) to $325,000.00 as of the third (3rd) anniversary of the Commencement Date (the “Second Security Reduction Date”), and (c) to $225,000.00 as of the fourth (4th) anniversary of the Commencement Date (the “Third Security Reduction Date,” and collectively with the First Security Reduction Date and the Second Security Reduction Date, the “Security Reduction Date(s)”). Notwithstanding anything to the contrary contained herein, if a materially uncured Tenant Default has occurred under this Lease at any time prior to a Security Reduction Date, then Tenant shall have no right to reduce the Security Deposit as described herein. Tenant shall provide Landlord with written notice requesting that the Security Deposit be reduced as provided above (each, a “Security Reduction Notice”). If Tenant provides Landlord with a Security Reduction Notice, and Tenant is entitled to reduce the Security Deposit as provided herein, Landlord shall refund the applicable portion of the Security Deposit to Tenant within ten (10) days after the later to occur of (i) Landlord’s receipt of the Security Reduction Notice, or (ii) the Security Reduction Date. In no event shall the Security Deposit ever be less than $225,000.00.

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ARTICLE 7 - OPERATING EXPENSES/UTILITIES/SERVICES

7.1 Operating Expenses. Tenant shall contribute to the costs of all Operating Expenses associated with the operation, maintenance, repair and replacement of the Premises as provided in the Summary.

7.2 Utilities and Services. Utilities and services to the Premises and the Property are described in the Summary.

7.3 Taxes. As used in this Lease, the term “Taxes” means: all real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, license or use fees, excises, transit charges, and other impositions of any kind (including fees “in-lieu” or in substitution of any such tax or assessment) which are now or hereafter assessed, levied, charged or imposed by any public authority upon the Building, Property and/or Premises or any portion thereof, its operations or the Rent derived therefrom (or any portion or component thereof, or the ownership, operation, or transfer thereof), and any and all costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize the same. Taxes shall not include inheritance or estate taxes imposed upon or assessed against the interest of Landlord, gift taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord’s business or any other taxes computed upon the basis of the net income of Landlord. If it shall not be lawful for Tenant to reimburse Landlord for any such Taxes, the Monthly Base Rent payable to Landlord under this Lease shall be revised to net Landlord the same net rent after imposition of any such Taxes by Landlord as would have been payable to Landlord prior to the payment of any such Taxes. Tenant shall pay for or contribute to Taxes as part of Operating Expenses as provided in the Summary. Notwithstanding anything herein to the contrary, Tenant shall be liable for all taxes levied or assessed against personal property, furniture, fixtures, above-standard Tenant Improvements and alterations, additions or improvements placed by or for Tenant in the Premises. Furthermore, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services provided herein or otherwise respecting this Lease; (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Property; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

7.4 Insurance Costs. As used in this Lease, “Insurance Costs” means the cost of insurance obtained by Landlord pursuant to Article 15 (including self-insured amounts and deductibles, if any). Tenant shall pay for or contribute to Insurance Costs as part of Operating Expenses as provided in the Summary.

7.5 Interruption of Utilities. Landlord shall have no liability to Tenant for any interruption in utilities or services to be provided to the Premises when such failure is caused by all or any of the following: (a) accident, breakage or repairs; (b) strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel; (e) service interruptions or any other unavailability of utilities resulting from causes beyond Landlord’s control including without limitation, any electrical power “brown-out” or “black-out”; or (f) any other cause beyond Landlord’s reasonable control. In addition, in the event of any such interruption in utilities or services, Tenant shall not be entitled to any abatement or reduction of Rent (except as expressly provided in Articles 17 and 18 if such failure is a result of any casualty damage or taking described therein), no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. In the event of any stoppage or interruption of services or utilities which are not obtained directly by Tenant, Landlord shall diligently attempt to resume such services or utilities as promptly as practicable. Nothing in the foregoing shall relieve Landlord of liability for any interruption in utilities or services provided to the Premises when such failure is caused by the negligence or intentional action of Landlord or its agents.

ARTICLE 8 - MAINTENANCE AND REPAIR

8.1 Landlord’s Repair Obligations. Landlord shall maintain and repair the Building, Common Areas and other portions of the Property as provided in the Summary. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises. All other repair and maintenance of the Premises, Building and Property to be performed by Landlord, if any, shall be as provided in the Summary.

8.2 Tenant’s Repair Obligations. Except for Landlord’s obligations specifically set forth elsewhere in this Lease and in Section 8.1 above and in the Summary, Tenant shall at all times and at Tenant’s sole cost and expense, keep, maintain, clean, repair, preserve and replace, as necessary, the interior of the Premises and all parts thereof including, without limitation, all Tenant Improvements, Alterations, and all furniture, fixtures and equipment, including, without limitation, all computer, telephone and data cabling and equipment, Tenant’s signs, if any, door locks, closing devices, security devices, interior of windows, window sashes, casements and frames, floors and floor coverings, shelving, kitchen, restroom facilities and/or appliances of any kind located within the Premises, if any, custom lighting, and any additions and other property located within the Premises, so as to keep all of the foregoing elements of the Premises in good condition and repair, reasonable wear and tear and casualty damage excepted. Tenant shall replace, at its expense, any and all plate and other glass in and about the Premises which is damaged or broken from any cause whatsoever except due to the negligence or willful misconduct of Landlord, its agents or employees. Such maintenance and repairs shall be performed with due diligence, lien-free and in a first-class and workmanlike manner, by licensed contractor(s) that are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay. All other repair and maintenance of the Premises, Building and Property to be performed by Tenant, if any, shall be as provided in the Summary. If Tenant refuses or neglects to repair and maintain the Premises properly as required hereunder to the reasonable satisfaction of Landlord, then at any time following ten (10) days from the date on which Landlord makes a written demand on

Tenant to effect such repair and maintenance, Landlord may enter upon the Premises and make such repairs and/or maintenance, and upon completion thereof, Tenant agrees to pay to Landlord as Additional Rent, Landlord’s costs for making such repairs plus an amount not to exceed ten percent (10%) of such costs for overhead, within ten (10) days after receipt from Landlord of a written itemized bill therefor. Any amounts not reimbursed by Tenant within such ten (10) day period will bear interest at the Interest Rate until paid by Tenant.

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ARTICLE 9 - USE

Tenant shall procure, at its sole cost and expense, any and all permits required by applicable Law for Tenant’s use and occupancy of the Premises. Tenant shall use the Premises solely for the Permitted Use specified in the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever without Landlord’s prior written approval. Tenant shall observe and comply with the Rules and Regulations attached hereto as Exhibit E, as the same may be modified by Landlord from time to time, and all reasonable non-discriminatory modifications thereof and additions thereto from time to time put into effect and furnished to Tenant by Landlord. Landlord shall endeavor to enforce the Rules and Regulations, but shall have no liability to Tenant for the violation or non-performance by any other tenant or occupant of any such Rules and Regulations. Tenant shall, at its sole cost and expense, observe and comply with all Laws and all requirements of any board of fire underwriters or similar body relating to the Premises now or hereafter in force relating to or affecting the condition, use, occupancy, alteration or improvement of the Premises (whether, except as otherwise provided herein, structural or nonstructural, including unforeseen and/or extraordinary alterations and/or improvements to the Premises and regardless of the period of time remaining in the Term). Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not do or permit to be done anything that will obstruct or interfere with the rights of other tenants or occupants of the Building or the Property, if any, or injure or annoy them. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, the Building or the Property, nor commit or suffer to be committed any waste in, on or about the Premises. Without limiting the foregoing, Tenant agrees that the Premises shall not be used for the use, growing, producing, processing, storing (short or long term), distributing, transporting, or selling of marijuana, cannabis, cannabis derivatives, or any cannabis containing substances (“Cannabis”), or any office uses related to the same, nor shall Tenant permit, allow or suffer, any of Tenant’s officers, employees, agents, servants, licensees, subtenants, concessionaires, contractors and invitees to bring onto the Premises, any Cannabis. The prohibitions in this paragraph shall apply to all Cannabis, whether such Cannabis is legal for any purpose whatsoever under state or federal law or both. Any failure by Tenant to comply with each of the terms, covenants, conditions and provisions related to Cannabis shall automatically and without the requirement of any notice be a Default that is not subject to cure, and Tenant agrees that upon the occurrence of any such Default, Landlord may elect, in its sole discretion, to exercise all of its rights and remedies under this Lease, at law or in equity with respect to such Default. Furthermore, Tenant is prohibited from engaging or permitting others to engage in any activity which would be a violation of any state and/or federal laws relating to the use, sale, possession, cultivation and/or distribution of any controlled substances (whether for commercial or personal purposes) regulated under any applicable law relating to the medicinal use and/or distribution of Cannabis.

ARTICLE 10 - HAZARDOUS MATERIALS

As used in this Lease, the term “Environmental Law(s)” means any past, present or future federal, state or local Law relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials. As used in this Lease, the term “Hazardous Materials” means and includes any hazardous or toxic materials, substances or wastes as now or hereafter designated or regulated under any Environmental Laws including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), and freon and other chlorofluorocarbons. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials, and motor vehicle fuel stored in fuel tanks of motor vehicles used on site in compliance with all Environmental Laws (some or all of which may constitute Hazardous Materials), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Property by Tenant, its agents, officers, directors, shareholders, members, managers, partners, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant’s Parties”), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Property, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Property or any portion thereof by Tenant or any of Tenant’s Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s members, shareholders, partners, officers, directors, managers, employees, agents, contractors, successors and assigns (collectively, “Landlord Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Property and which are caused or permitted by Tenant or any of Tenant’s Parties. The provisions of this Article 10 will survive the expiration or earlier termination of this Lease. Tenant shall give Landlord written notice of any evidence of Mold, water leaks or water infiltration in the Premises promptly upon discovery of same. At its expense, Tenant shall investigate, clean up and remediate any Mold in the Premises. Investigation, clean up and remediation may be performed only after Tenant has Landlord’s written approval of a plan for such remediation. All clean up and remediation shall be done in compliance with all applicable Laws and to the reasonable satisfaction of Landlord. As used in this Lease, “Mold” means mold, fungi, spores, microbial matter, mycotoxins and microbiological organic compounds.

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ARTICLE 11 - PARKING

During the Term, Tenant shall be entitled to utilize the number and type of parking spaces specified in the Summary within the parking areas for the Property as designated by Landlord from time to time. Landlord shall at all times have the right to establish and modify the nature and extent of the parking areas for the Premises, the Building and Property (including whether such areas shall be surface, underground and/or other structures). In addition, if Tenant is not the sole occupant of the Property, Landlord may, in its discretion, designate any unreserved parking spaces as reserved parking The terms and conditions for parking at the Property shall be as specified in the Summary and in the Rules and Regulations regarding parking as contained in Exhibit E attached hereto, as may be established by Landlord from time to time. Tenant shall not use more parking spaces than its allotment and shall not use any parking spaces specifically assigned by Landlord to other tenants, if any, or for such other uses such as visitor, handicapped or other special purpose parking. Tenant’s visitors shall be entitled to access to the parking areas on the Property designated for visitor use, subject to availability of spaces and the terms of the Summary.

ARTICLE 12 - TENANT SIGNS

Tenant shall have the right to have a signage vendor approved by Landlord to install and maintain, at Tenant’s sole cost and expense, one (1) Building standard entry sign (restricted solely to Tenant’s name) on the exterior of the Building above the main entrance doorway to the Premises or at such other location as may be reasonably determined by Landlord, and a sign facing southwest on the exterior of the Building, subject to the provisions of this Article 12. Subsequent changes to Tenant’s sign and/or any additional signs, to the extent permitted by Landlord herein, shall be made or installed at Tenant’s sole cost and expense. All aspects of any such signs shall be subject to the prior written consent of Landlord (which shall not be unreasonably withheld), and shall be per Landlord’s standard specifications and materials, as revised by Landlord from time to time. Tenant shall have no right to install or maintain any other signs, banners, advertising, notices, displays, stickers, decals or any other logo or identification of any person, product or service whatsoever, in any location on or in the Property except as (i) shall have been expressly approved by Landlord in writing prior to the installation thereof (which approval may be granted or withheld in Landlord’s sole and absolute discretion), (ii) shall not violate any signage restrictions or exclusive sign rights contained in any then existing leases with other tenants of the Property, if any, and (iii) are consistent and compatible with all applicable Laws, and the design, signage and graphics program from time to time implemented by Landlord with respect to the Property, if any. Landlord shall have the right to remove any signs or signage material installed without Landlord’s permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as Additional Rent hereunder, payable within ten (10) days after written demand by Landlord. Notwithstanding anything contained in the foregoing to the contrary, Landlord acknowledges and agrees that Tenant’s signage rights include those rights set forth and specified in Section 1.21 above. Any additional sign rights of Tenant, if any, shall be as provided in the Summary.

ARTICLE 13 - ALTERATIONS

13.1 Alterations. After installation of the initial Tenant Improvements for the Premises, Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the Premises (“Alteration(s)”) subject to and upon the following terms and conditions:

a. Tenant shall not make any Alterations which: (i) affect any area outside the Premises including the outside appearance, character or use of any portions of the Building or other portions of the Property; (ii) affect the Building’s roof, roof membrane, any structural component or any base Building equipment, services or systems (including fire and life/safety systems), or the proper functioning thereof, or Landlord’s access thereto; (iii) in the reasonable opinion of Landlord, lessen the value of the Building or the Property; (iv) will violate or require a change in any occupancy certificate applicable to the Premises; or (v) would trigger a legal requirement which would require Landlord to make any alteration or improvement to the Premises, Building or other aspect of the Property.

b. Tenant shall not make any Alterations not prohibited by Section 13.1(a), unless Tenant first obtains Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, provided Landlord’s prior approval shall not be required for any Alterations that is not prohibited by Section 13.1(a) above and is of a cosmetic nature that satisfies all of the following conditions (hereinafter a “Pre-Approved Alteration”): (i) the costs of such Alterations do not exceed One Dollar ($1.00) per rentable square foot of the Premises in the aggregate in any calendar year; (ii) to the extent reasonably required by Landlord or by law due to the nature of the work being performed, Tenant delivers to Landlord final plans, specifications, working drawings, permits and approvals for such Alterations at least ten (10) days prior to commencement of the work thereof; (iii) Tenant and such Alterations otherwise satisfy all other conditions set forth in this Section 13.1; and (iv) the making of such Alterations will not otherwise cause a default by Tenant under any provision of this Lease. Tenant shall provide Landlord with ten (10) days’ prior written notice before commencing any Alterations. In addition, before proceeding with any Alteration, Tenant’s contractors shall obtain, on behalf of Tenant and at Tenant’s sole cost and expense: (A) all necessary governmental permits and approvals for the commencement and completion of such Alterations, and (B) if the cost of such Alterations exceeds $75,000.00, a completion and lien indemnity bond, or other surety satisfactory to Landlord for such Alterations. Landlord’s approval of any plans, contractor(s) and subcontractor(s) of Tenant shall not release Tenant or any such contractor(s) and/or subcontractor(s) from any liability with respect to such Alterations and will create no liability or responsibility on Landlord’s part concerning the completeness of such Alterations or their design sufficiency or compliance with Laws.

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c. All Alterations shall be performed: (i) in accordance with the approved plans, specifications and working drawings, if any; (ii) lien-free and in a first-class workmanlike manner; (iii) in compliance with all building codes and Laws; (iv) in such a manner so as not to impose any additional expense upon nor delay Landlord in the maintenance and operation of the Building; (v) by licensed and bondable contractors, subcontractors and vendors selected by Tenant and reasonably approved by Landlord (provided Landlord reserves the right to require Tenant to utilize Landlord’s preferred contractors, subcontractors and vendors for certain work performed within the Premises or as to systems serving the Premises as approved by Landlord such as for fire/life safety, HVAC control work, architectural and engineering services); and (vi) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate. Tenant shall pay to Landlord, within ten (10) days after written demand, the costs of any increased insurance premiums incurred by Landlord to include such Alterations in the causes of loss – special form property insurance obtained by Landlord pursuant to this Lease, if Landlord elects in writing to insure such Alterations; provided, however, Landlord shall not be required to include the Alterations under such insurance. If the Alterations are not included in Landlord’s insurance, Tenant shall insure the Alterations under its causes of loss-special form property insurance pursuant to this Lease.

d. Tenant shall pay to Landlord, as Additional Rent, the reasonable costs of Landlord’s engineers and other consultants for review of all plans, specifications and working drawings for the Alterations, within ten (10) business days after Tenant’s receipt of invoices either from Landlord or such consultants. In addition to such costs, Tenant shall pay to Landlord, within ten (10) business days after completion of any Alterations, a construction supervision fee equal to one and one-half percent (1.5%) of the total cost of the Alterations and the actual, reasonable costs incurred by Landlord for any services rendered by Landlord’s management personnel and engineers to coordinate and/or supervise any of the Alterations to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel.

e. Throughout the performance of the Alterations, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in compliance with the insurance provisions of this Lease.

13.2 Removal of Alterations. All Alterations and the initial Tenant Improvements in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term; provided, however, Landlord may, by written notice delivered to Tenant within thirty (30) days after Landlord’s receipt of plans for any Alterations identify those Alterations which Landlord shall require Tenant to remove at the end of the Term. If Landlord requires Tenant to remove any such Alterations, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal to its original condition (or, at Landlord’s option, Tenant shall pay to Landlord all of Landlord’s costs of such removal and repair).

13.3 Liens. Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Property or the Premises, nor against Tenant’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any of Tenant’s Parties. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such liens to be released of record or bonded so that such lien(s) no longer affect(s) title to the Property, the Building or the Premises. If Tenant fails to cause any such lien to be released or bonded within ten (10) days after filing thereof, Landlord may cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien, and Tenant shall reimburse Landlord within five (5) business days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

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ARTICLE 14 - TENANT’S INSURANCE

14.1 Tenant’s Insurance. On or before the earlier of any Early Access Period, the Commencement Date or the date Tenant commences or causes to be commenced any work of any type in the Premises, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance with limits of coverage as set forth in Section 1.14 of the Summary:

a. Special Form (formerly known as “all risk”) insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism, malicious mischief plus earthquake and flood coverage upon property of every description and kind owned by Tenant and located in or on the Premises or the Building, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and any Alterations (but excluding the initial Tenant Improvements previously existing or installed in the Premises), in an amount not less than the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or the Mortgagees of Landlord shall be presumptive.

b. Commercial general liability insurance coverage on an occurrence basis, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner’s protective coverage, contractual liability (including Tenant’s indemnification obligations under this Lease), liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability. The limits of liability of such commercial general liability insurance may be increased every three (3) years during the Term upon reasonable prior notice by Landlord to an amount reasonably required by Landlord and appropriate for tenants of buildings comparable to the Building.

c. Commercial Automobile Liability covering all owned, hired and non-owned automobiles.

d. Worker’s compensation, in statutory amounts and employers liability, covering all persons employed in connection with any work done in, on or about the Premises for which claims for death, bodily injury or illness could be asserted against Landlord, Tenant or the Premises.

e. Umbrella liability insurance on an occurrence basis, in excess of and following the form of the underlying insurance described in Section 14.1.b. and 14.1.c. and the employer’s liability coverage in Section 14.1.d. which is at least as broad as each and every area of the underlying policies. Such umbrella liability insurance shall include pay on behalf of wording, concurrency of effective dates with primary policies, blanket contractual liability, application of primary policy aggregates, and shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance, subject to customary commercially reasonable deductible amounts imposed on umbrella policies.

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f. If Tenant’s business includes professional services, Tenant shall, at Tenant’s expense, maintain in full force and effect professional liability (also known as errors and omissions insurance), covering Tenant and Tenant’s employees from work related negligence and liability in trade.

g. Loss of income, extra expense and business interruption insurance in such amounts as will reimburse Tenant for 12 months of direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant’s parking areas or to the Building as a result of such perils.

h. Any other form or forms of insurance as Tenant or Landlord or the Mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant of a building similar to the Building would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs.

14.2 Requirements. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers which are approved by Landlord and/or Landlord’s Mortgagees and are authorized to do business in the state in which the Premises are located and rated not less than Financial Size X, and with a Financial Strength rating of A in the most recent version of Best’s Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 14.1.a. and 14.1.g. above); (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder and shall name Landlord and, at Landlord’s request, such other persons or entities of which Tenant has been informed in writing, as additional insureds thereunder, all as their respective interests may appear; (d) not have a deductible amount exceeding Five Thousand Dollars ($5,000.00), which deductible amount shall be deemed self-insured with full waiver of subrogation; (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and any other additional insureds shall be primary, and any insurance carried by Landlord or any other additional insureds shall be excess and non-contributing; (f) contain an endorsement that the insurer waives its right to subrogation; (g) require the insurer to notify Landlord and any other additional insureds in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof; (h) contain a cross liability or severability of interest endorsement; and (i) be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than the date Tenant is required to obtain such insurance as set forth in Section 14.1 above, certificates from the insurance company evidencing the existence of such insurance and Tenant’s compliance with the foregoing provisions of this Article 14. Tenant shall cause replacement certificates to be delivered to Landlord not less than ten (10) days prior to the expiration of any such policy or policies. If any such initial or replacement certificates are not furnished within the time(s) specified herein, Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant’s expense.

14.3 Effect on Insurance. Tenant shall not do or permit to be done anything which will (a) violate or invalidate any insurance policy or coverage maintained by Landlord or Tenant hereunder, or (b) increase the costs of any insurance policy maintained by Landlord. If Tenant’s occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Building or the Property, Tenant shall either discontinue the activities affecting the insurance or pay such increase as Additional Rent within ten (10) days after being billed therefor by Landlord. If any insurance coverage carried by Landlord pursuant to this Lease or otherwise with respect to the Building or the Property shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises other than as allowed by the Permitted Use by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five (5) business days after notice thereof, Tenant shall be deemed to be in default under this Lease and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant’s cost.

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ARTICLE 15 - LANDLORD’S INSURANCE

During the Term, Landlord shall maintain property insurance written on a Special Form (formerly known as “all risk”) basis covering the Property and the Building, including the initial Tenant Improvements (excluding, however, Tenant’s furniture, equipment and other personal property and Alterations, unless Landlord otherwise elects to insure the Alterations pursuant to Section 13.1 above) against damage by fire and standard extended coverage perils and with vandalism and malicious mischief endorsements, rental loss coverage, at Landlord’s option, earthquake damage coverage, and such additional coverage as Landlord deems appropriate. Landlord shall also carry commercial general liability in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building in the state in which the Building is located. At Landlord’s option, all such insurance may be carried under any blanket or umbrella policies that Landlord has in force for other buildings and projects. In addition, at Landlord’s option, Landlord may elect to self-insure all or any part of such required insurance coverage. Landlord may, but shall not be obligated to carry any other form or forms of insurance as Landlord or the Mortgagees or ground lessors of Landlord may reasonably determine is advisable. The cost of insurance obtained by Landlord pursuant to this Article 15 (including self-insured amounts and deductibles) shall be included in Insurance Costs, except that any increase in the premium for the property insurance attributable to the replacement cost of the Tenant Improvements shall not be included as Insurance Costs, but shall be paid by Tenant within thirty (30) days after invoice from Landlord.

ARTICLE 16 - INDEMNIFICATION AND EXCULPATION

16.1 Tenant’s Assumption of Risk and Waiver. Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and/or except to the extent such matter is attributable to the gross negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees, Landlord shall not be liable to Tenant, or any of Tenant’s Parties for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling ceiling tiles masonry, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, (iv) any such damage caused by other tenants or persons in the Premises, occupants of any other portions of the Property, or the public, or caused by operations in construction of any private, public or quasi-public work, or (v) any interruption of utilities and services. Landlord shall in no event be liable to Tenant or any other person for any consequential damages, special or punitive damages, or for loss of business, revenue, income or profits and Tenant hereby waives any and all claims for any such damages. Notwithstanding anything to the contrary contained in this Section 16.1, all property of Tenant and Tenant’s Parties kept or stored on the Premises, whether leased or owned by any such parties, shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers. Landlord or its agents shall not be liable for interference with light or other intangible rights.

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16.2 Tenant’s Indemnification. Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and the Landlord Parties harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including, without limitation, attorneys’ fees and court costs (collectively, “Indemnified Claims”), arising or resulting from (a) any occurrence in the Premises following the date Landlord delivers possession of all or any portion of the Premises to Tenant, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees; (b) any act or omission of Tenant or any of Tenant’s Parties; (c) the use of the Premises, the Building and the Property and conduct of Tenant’s business by Tenant or any of Tenant’s Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any of Tenant’s Parties, in or about the Premises, the Building or elsewhere on the Property; and/or (d) any default by Tenant as to any obligations on Tenant’s part to be performed under the terms of this Lease or the terms of any contract or agreement to which Tenant is a party or by which it is bound, affecting this Lease or the Premises. The foregoing indemnification shall include, but not be limited to, any injury to, or death of, any person, or any loss of, or damage to, any property on the Premises, or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy thereof, whether or not Landlord or any Landlord Parties has or should have knowledge or notice of the defect or conditions causing or contributing to such injury, death, loss or damage. In case any action or proceeding is brought against Landlord or any Landlord Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld. Tenant’s indemnification obligations under this Section 16.2 and elsewhere in this Lease shall survive the expiration or earlier termination of this Lease. Tenant’s covenants, agreements and indemnification in Section 16.1 and this Section 16.2 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

ARTICLE 17 - CASUALTY DAMAGE/DESTRUCTION

17.1 Landlord’s Rights and Obligations. If the Premises or the Building is damaged by fire or other casualty not caused by the negligence or willful misconduct of Tenant (“Casualty”) to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord’s contractor estimates in writing delivered to the parties that the damage thereto is such that the Building and/or Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred twenty (120) days from the date of such Casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant’s insurance which Tenant is required to deliver to Landlord pursuant to this Lease), then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If, however, the Premises or the Building is damaged to an extent exceeding twenty-five percent (25%) of the full replacement cost thereof, or Landlord’s contractor estimates that such work of repair, reconstruction and restoration will require longer than one hundred twenty (120) days to complete from the date of Casualty, or Landlord will not receive insurance proceeds (and/or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration, then Landlord may elect to either: (a) repair, reconstruct and restore the portion of the Premises or Building damaged by such Casualty (including the Tenant Improvements, the Alterations that Landlord elects to insure pursuant to Section 13.1 and, to the extent of insurance proceeds received from Tenant, the Alterations that Tenant is required to insure pursuant to Section 13.1), in which case this Lease shall continue in full force and effect; or (b) terminate this Lease effective as of the date which is thirty (30) days after Tenant’s receipt of Landlord’s election to so terminate. Under any of the conditions of this Section 17.1, Landlord shall give written notice to Tenant of its intention to repair or terminate within the later of sixty (60) days after the occurrence of such Casualty, or fifteen (15) days after Landlord’s receipt of the estimate from Landlord’s contractor or, as applicable, thirty (30) days after Landlord receives approval from Landlord’s Mortgagee to rebuild.

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17.2 Tenant’s Costs and Insurance Proceeds. In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof; and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to the Tenant Improvements and Alterations (to the extent such items are not covered by Landlord’s casualty insurance obtained by Landlord pursuant to this Lease) and with respect to Alterations in the Premises that Tenant is required to insure pursuant to Section 13.1, excluding proceeds for Tenant’s furniture and other personal property, whether or not this Lease is terminated as permitted in Section 17.1, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant’s failure to obtain insurance for the full replacement cost of any Alterations which Tenant is required to insure pursuant to Section 13.1 hereof), Tenant fails to receive insurance proceeds covering the full replacement cost of such Alterations which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such Alterations, and upon any damage or destruction thereto, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord’s or Tenant’s insurance with respect to such items.

17.3 Abatement of Rent. If as a result of any such damage, repair, reconstruction and/or restoration of the Premises or the Building, Tenant is prevented from using, and does not use, the Premises or any portion thereof, then Rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any of Tenant’s Parties, there shall be no abatement of Rent. Except for abatement of Rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration from Landlord.

17.4 Inability to Complete. Notwithstanding anything to the contrary contained in this Article 17, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or Premises pursuant to Section 17.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is three (3) months after the date estimated by Landlord’s contractor for completion thereof pursuant to Section 17.1, by reason of any causes beyond the reasonable control of Landlord (including, without limitation, delays due to Force Majeure, and delays caused by Tenant or any of Tenant’s Parties), then Landlord may elect to terminate this Lease upon thirty (30) days’ prior written notice to Tenant.

17.5 Damage to the Property. If there is a total destruction of the improvements on the Property or partial destruction of such improvements, the cost of restoration of which would exceed one-third (1/3) of the then replacement value of all improvements on the Property, by any cause whatsoever, whether or not insured against and whether or not the Premises are partially or totally destroyed, Landlord may within a period of one hundred eighty (180) days after the occurrence of such destruction, notify Tenant in writing that it elects not to so reconstruct or restore such improvements, in which event this Lease shall cease and terminate as of the date of such destruction.

17.6 Damage Near End of Term. In addition to its termination rights in Sections 17.1, 17.4 and 17.5 above, Landlord shall have the right to terminate this Lease if any damage to the Building or Premises occurs during the last twelve (12) months of the Term and Landlord’s contractor estimates in writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Term, or (b) sixty (60) days after the date of such Casualty.

17.7 Tenant’s Termination Right. In the event of any damage or destruction which affects Tenant’s use and enjoyment of the Premises which is not caused by Tenant or any of Tenant’s Parties, if Tenant’s possession and use of the Premises cannot be restored by Landlord within one hundred eighty (180) days for reasons other than delays caused by Tenant or any of Tenant’s Parties, Tenant shall have the right to terminate this Lease upon written notice to Landlord given within thirty (30) days after the expiration of said 180-day period, unless Landlord completes the restoration within said 30-day notice period, in which case this Lease shall continue in full force and effect.

17.8 Intentionally Deleted.

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ARTICLE 18 - CONDEMNATION

18.1 Substantial or Partial Taking. Subject to the provisions of Section 18.3 below, either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or the Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building and/or the Property. The terminating party shall provide written notice of termination to the other party within thirty (30) days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and all other elements of this Lease which are dependent upon the area of the Premises, the Building or the Property shall be appropriately adjusted to account for any reduction in the square footage of the Premises, Building or Property, as applicable. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s furniture, fixtures, equipment and other personal property, loss of goodwill and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award.

18.2 Condemnation Award. Subject to the provisions of Section 18.3 below, in connection with any Taking of the Premises or the Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant’s furniture, fixtures, equipment and other personal property within the Premises, for Tenant’s relocation expenses, and for any loss of goodwill or other damage to Tenant’s business by reason of such taking.

18.3 Temporary Taking. In the event of a Taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date. For purpose of this Section 18.3, a temporary taking shall be defined as a taking for a period of two hundred seventy (270) days or less.

18.4 Waiver. Tenant hereby waives any rights it may have pursuant to any applicable Laws and agrees that the provisions hereof shall govern the parties’ rights in the event of any Taking.

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ARTICLE 19 - WAIVER OF CLAIMS; WAIVER OF SUBROGATION

19.1 Tenant Waiver. Tenant hereby waives its rights against Landlord for any claims or damages or losses, including any deductibles and self-insured amounts, which are caused by or result from (a) any occurrence insured under any property insurance policy carried by Tenant, or (b) any occurrence which would have been covered under any property insurance required to be obtained and maintained by Tenant under this Lease had such insurance been obtained and maintained as required. The foregoing waiver shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

19.2Waiver of Insurers. Tenant shall cause each property insurance policy carried by Tenant to provide that the insurer waives all rights of recovery by way of subrogation against Landlord, in connection with any claims, losses and damages covered by such policy. If Tenant fails to maintain insurance for an insurable loss, such loss shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

ARTICLE 20 - ASSIGNMENT AND SUBLETTING

20.1 Restriction on Transfer. Except with respect to a Permitted Transfer pursuant to Section 20.6 below, Tenant shall not, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, assign this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease, license or the like being sometimes referred to as a “Transfer”). In no event may Tenant encumber or hypothecate this Lease or the Premises. This prohibition against Transfers shall be construed to include a prohibition against any assignment or subletting by operation of law. Any Transfer without Landlord’s consent (except for a Permitted Transfer pursuant to Section 20.6 below) shall constitute a default by Tenant under this Lease, and in addition to all of Landlord’s other remedies at law, in equity or under this Lease, such Transfer shall be voidable at Landlord’s election. For purposes of this Article 20, other than with respect to a Permitted Transfer under Section 20.6 and transfers of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over-the-counter market, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of fifty percent (50%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, shall be deemed an assignment of this Lease and shall be subject to all of the restrictions and provisions contained in this Article 20.

20.2 Landlord’s Options. If Tenant desires to effect a Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall deliver to Landlord written notice (“Transfer Notice”) setting forth the terms and conditions of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as a “Transferee”). Tenant shall also deliver to Landlord with the Transfer Notice, a current financial statement and such evidence of financial responsibility and standing as Landlord may reasonably require of the Transferee which have been certified or audited by a reputable independent accounting firm acceptable to Landlord, and such other information concerning the business background and financial condition of the proposed Transferee as Landlord may reasonably request. Except with respect to a Permitted Transfer, within fifteen (15) business days after Landlord’s receipt of any Transfer Notice, and any additional information requested by Landlord pursuant to this Section 20.2, Landlord will notify Tenant of its election to do one of the following: (a) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; (b) refuse such consent, which refusal shall be on reasonable grounds; or (c) terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned and recapture all or such portion of the Premises for reletting by Landlord, which termination shall be effective as of the proposed Transfer Date. If Landlord exercises its option to terminate this Lease with respect to only a portion of the Premises following Tenant’s request for Landlord’s approval of the proposed sublease of such space, Landlord shall be responsible for the construction of any demising wall which Landlord reasonably deems necessary to separate such space from the remainder of the Premises.

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20.3 Additional Conditions; Excess Rent. A condition to Landlord’s consent to any Transfer will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord, an original of Landlord’s standard consent form executed by both Tenant and the proposed Transferee, and an affirmation of guaranty in form satisfactory to Landlord executed by each guarantor of this Lease, if any. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, and as a condition precedent to Landlord’s consideration of the proposed assignment or sublease, Tenant agrees to pay Landlord a non-refundable administrative fee of Five Hundred Dollars ($500.00), plus Landlord’s reasonable attorneys’ and paralegal fees and other costs incurred by Landlord in reviewing such proposed assignment or sublease (whether attributable to Landlord’s in-house attorneys or paralegals or otherwise) not to exceed $1,000. Acceptance of the Five Hundred Dollar ($500.00) administrative fee and/or reimbursement of Landlord’s attorneys’ and/or paralegal fees shall in no event obligate Landlord to consent to any proposed Transfer.

20.4 Reasonable Disapproval. Without limiting in any way Landlord’s right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to a Transfer if, in Landlord’s reasonable opinion: (a) proposed Transfer would result in more than two subleases of portions of the Premises being in effect at any one time during the Term; (b) the net worth or financial capabilities of a proposed assignee is less than that of Tenant and each guarantor of this Lease, if any, or the proposed assignee or subtenant does not have the financial capability to fulfill the obligations imposed by the Transfer; (c) the proposed Transferee is an existing tenant of the Property or is negotiating with Landlord (or has negotiated with Landlord in the last six (6) months) for space in the Property; (d) the proposed Transferee is a governmental entity; (e) the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (f) the proposed Transfer involves a change of use of the Premises or would violate any exclusive use covenant to which Landlord is bound; (g) the Transfer would likely result in significant increase in the use of the parking areas by the Transferee’s employees or visitors, and/or significantly increase the demand upon utilities and services to be provided by Landlord to the Premises; or (h) the Transferee is not in Landlord’s reasonable opinion of reputable or good character or consistent with Landlord’s desired tenant mix for the Property.

20.5 No Release. No Transfer, occupancy or collection of rent from any proposed Transferee shall be deemed a waiver on the part of Landlord, or the acceptance of the Transferee as Tenant and no Transfer shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay Rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee, and each sublease shall provide that if Landlord gives said sublessee written notice that Tenant is in default under this Lease, said sublessee will thereafter make all payments due under the sublease directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease. Tenant hereby irrevocably and unconditionally assigns to Landlord all rents and other sums payable under any sublease of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as Tenant is not in default under this Lease. Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of this Lease or sublettings or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

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20.6 Permitted Transfers. Notwithstanding the provisions of Section 20.1 above to the contrary, provided that Tenant is not then in default, Tenant may assign this Lease or sublet the Premises or any portion thereof (herein, a “Permitted Transfer”), without Landlord’s consent to any entity that controls, is controlled by or is under common control with Tenant, or to any entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant’s business as a going concern (each, a “Permitted Transferee”), provided that: (a) at least thirty (30) days prior to such assignment or sublease, Tenant delivers to Landlord a reasonably detailed description of the proposed Transfer and the financial statements and other financial and background information of the assignee or sublessee described in Section 20.2 above; (b) in the case of an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or in the case of a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion) pursuant to an assignment and assumption agreement (or a sublease, as applicable) reasonably acceptable to Landlord, a fully executed copy of which is delivered to Landlord within thirty (30) days following the effective date of such assignment or subletting; (c) each guarantor of this Lease executes a reaffirmation of its guaranty in form satisfactory to Landlord; (d) the tangible net worth of the assignee or sublessee equals or exceeds that of Tenant as of (i) the date of execution of this Lease, or (ii) the date immediately preceding the proposed Transfer, whichever is greater; (e) Tenant remains fully liable under this Lease; (f) the use of the Premises is pursuant to Section 1.10 of this Lease; (g) such transaction is not entered into as a subterfuge to avoid the restrictions and provisions of this Article 20 and will not violate any exclusive use covenant to which Landlord is bound; (h) with respect to a subletting only, Tenant and such Permitted Transferee execute Landlord’s standard consent to sublease form; and (i) Tenant is not in default under this Lease.

ARTICLE 21 - SURRENDER AND HOLDING OVER

21.1 Surrender of Premises. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises and exclusive possession of the Premises to Landlord broom clean and in good condition and repair, reasonable wear and tear excepted (and casualty damage excepted), with all of Tenant’s personal property, electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (to be removed in accordance with the National Electric Code and other applicable Laws) and those items, if any, of Alterations identified by Landlord pursuant to Section 13.2, removed therefrom and all damage caused by such removal repaired. If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property and Alterations identified by Landlord for removal pursuant to Section 13.2, Landlord may (without liability to Tenant for loss thereof), at Tenant’s sole cost and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable Law; and/or (b) upon ten (10) days’ prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable Law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

21.2 Holding Over. Tenant will not be permitted to hold over possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. If Tenant holds over after the expiration or earlier termination of the Term with or without the express written consent of Landlord, then, in addition to all other remedies available to Landlord, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant’s obligation to pay all Additional Rent under this Lease), but at a Monthly Base Rent equal to one hundred twenty-five percent (125%) of the Monthly Base Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination. Any such holdover Rent shall be paid on a per month basis without reduction for partial months during the holdover. Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute consent to a hold over hereunder or result in an extension of this Lease. This Section 21.2 shall not be construed to create any express or implied right to holdover beyond the expiration of the Term or any extension thereof. Tenant shall be liable, and shall pay to Landlord within ten (10) days after demand, for all losses incurred by Landlord as a result of such holdover, and shall indemnify, defend and hold Landlord and the Landlord Parties harmless from and against all liabilities, damages, losses, claims, suits, costs and expenses (including reasonable attorneys’ fees and costs) arising from or relating to any such holdover tenancy, including without limitation, any claim for damages made by a succeeding tenant. Tenant’s indemnification obligation hereunder shall survive the expiration or earlier termination of this Lease. The foregoing provisions of this Section 21.2 are in addition to, and do not affect, Landlord’s right of re-entry or any other rights of Landlord hereunder or otherwise at law or in equity.

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ARTICLE 22 - DEFAULTS

22.1 Tenant’s Default. The occurrence of any one or more of the following events shall constitute a “Default” under this Lease by Tenant:

a. the vacation or abandonment of the Premises by Tenant. “Abandonment” is herein defined to include, but is not limited to, any absence by Tenant from the Premises for fifteen (15) business days or longer while in default of any other provision of this Lease;

b. the failure by Tenant to make any payment of Rent, Additional Rent or any other payment required to be made by Tenant hereunder, where such failure continues for ten (10) days after written notice thereof from Landlord that such payment was not received when due; provided that if Landlord provides two (2) or more notices of late payment within any twelve (12) month period, then the third failure of Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder when due in the twelve (12) month period following the second (2nd) such notice shall be an automatic Default without notice from Landlord;

c. the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 22.1(a) or (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that it may be cured but more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord; or

d. A general assignment by Tenant or any guarantor or surety of Tenant’s obligations hereunder (“Guarantor”) for the benefit of creditors;

e. The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of one hundred twenty (120) days;

f. Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of thirty (30) days after the levy thereof; Any notice sent by Landlord to Tenant pursuant to this Section 22.1 shall be in lieu of, and not in addition to, any notice required under any applicable Law.

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ARTICLE 23 - REMEDIES OF LANDLORD

23.1 Landlord’s Remedies; Termination. In the event of any such Default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder and to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of as permitted by applicable Law. If Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant: (a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (b) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: the total unamortized sum of any Abated Amount (amortized on a straight line basis over the initial Term of this Lease), tenant improvement costs; attorneys’ fees; brokers’ commissions; any costs required to return the Premises to the condition required at the end of the Term; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Alterations, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove; plus (e) all other monetary damages allowed under applicable Law.

As used in Sections 23.1(a) and 23.1(b) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate set forth in the Summary. As used in Section 23.1(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

23.2 Landlord’s Remedies; Continuation of Lease; Re-Entry Rights. In the event of any such Default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right to (a) continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, and (b) with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of as permitted by applicable Law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 23.2, and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. No notice from Landlord or notice given under a forcible entry and detainer statute or similar Laws will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Notwithstanding any reletting without termination by Landlord because of any Default, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

23.3 Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of Rent. In the event of any Default by Tenant, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act as required to cure such Default on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within ten (10) days after demand therefor as Additional Rent.

23.4 Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Article 23 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Article 23 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

23.5Costs Upon Default and Litigation. Tenant shall pay to Landlord and its Mortgagees as Additional Rent all the expenses incurred by Landlord or its Mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses. If Landlord or its Mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its Mortgagees, Tenant, at its expense, shall provide Landlord and/or its Mortgagees with counsel approved by Landlord and/or its Mortgagees and shall pay all costs incurred or paid by Landlord and/or its Mortgagees in connection with such litigation.

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ARTICLE 24 - ENTRY BY LANDLORD

Landlord and its employees and agents shall at all reasonable times, upon not less than 48 hours prior notice to Tenant, have the right to enter the Premises to inspect the same, to supply any service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last year of the Term or during any default by Tenant, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises or any other portion of the Building or Property, all without being deemed guilty of or liable for any breach of Landlord’s covenant of quiet enjoyment or any eviction of Tenant, and without abatement of Rent. In exercising such entry rights, Landlord shall endeavor to minimize, to the extent reasonably practicable, the interference with Tenant’s business, and shall provide Tenant with reasonable advance notice (oral or written) of such entry (except in emergency situations and for scheduled services). For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of Rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord.

ARTICLE 25 - LIMITATION ON LANDLORD’S LIABILITY

Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including as to any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual members, managers, investors, partners, directors, officers, or shareholders of Landlord or Landlord’s members or partners, and Tenant shall not seek recourse against the individual members, managers, investors, partners, directors, officers, or shareholders of Landlord or Landlord’s members or partners or any other persons or entities having any interest in Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against, Landlord’s interest in the Building, and no other assets of Landlord. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease of, the Property. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease. Landlord and Landlord’s transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Premises, the Building, the Property and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

ARTICLE 26 - SUBORDINATION

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). This clause shall be self-operative, but no later than ten (10) business days after written request from Landlord or any holder of a Mortgage (each, a “Mortgagee” and collectively, “Mortgagees”), Tenant shall execute a commercially reasonable subordination agreement. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. No later than ten (10) business days after written request by Landlord or any Mortgagee, Tenant shall, without charge, attorn to any successor to Landlord’s interest in this Lease. Tenant hereby waives its rights under any current or future Law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Should Tenant fail to sign and return any such documents within said ten (10) business day period, Tenant shall be in default hereunder.

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ARTICLE 27 - ESTOPPEL CERTIFICATE

Within ten (10) business days following Landlord’s written request, Tenant shall execute and deliver to Landlord an estoppel certificate, in a form substantially similar to the form of Exhibit F attached hereto. Any such estoppel certificate delivered pursuant to this Article 27 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Property, as well as their assignees. Tenant’s failure to deliver such estoppel certificate following an additional two (2) business day cure period after notice shall constitute a default hereunder. Tenant’s failure to deliver such certificate within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance, and that not more than one (1) month’s Rent has been paid in advance.

ARTICLE 28 - RELOCATION OF PREMISES

Intentionally Omitted.

ARTICLE 29 - MORTGAGEE PROTECTION

If, in connection with Landlord’s obtaining or entering into any financing or ground lease for any portion of the Building or Property, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within thirty (30) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant’s rights hereunder. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant’s rights hereunder, by power of sale or judicial foreclosure, if such should prove necessary to effect a cure).

ARTICLE 30 - QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease (including payment of Rent hereunder), Tenant shall have the right to use and occupy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

ARTICLE 31 - MISCELLANEOUS PROVISIONS

31.1 Broker. Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than the Brokers specified in the Summary. Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein.

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31.2 Governing Law. This Lease shall be governed by, and construed pursuant to, the laws of the state in which the Premises are located. Venue for any litigation between the parties hereto concerning this Lease or the occupancy of the Premises shall be initiated in the county in which the Premises are located. Tenant shall comply with all governmental and quasi-governmental laws, ordinances and regulations applicable to the Building, Property and/or the Premises, and all rules and regulations adopted pursuant thereto and all covenants, conditions and restrictions applicable to and/or of record against the Building, Property and/or the Premises (individually, a “Law” and collectively, the “Laws”).

31.3 Successors and Assigns. Subject to the provisions of Article 25 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Article 20, and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant under this Lease.

31.4 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant’s interest under any or all such subleases.

31.5 Professional Fees. If either Landlord or Tenant should bring suit (or alternate dispute resolution proceedings) against the other with respect to this Lease, including for unlawful detainer, forcible entry and detainer, or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers’, accountants’, attorneys’ and other professional fees, expenses and court costs), shall be paid by the other party, including any and all costs incurred in enforcing, perfecting and executing such judgment and all reasonable costs and attorneys’ fees associated with any appeal. Further, if for any reason Landlord consults legal counsel or otherwise incurs any costs or expenses as a result of its proper attempt to enforce the provisions of this Lease against Tenant, even though no litigation is commenced, or if commenced is not pursued to final judgment, Tenant shall be obligated to pay to Landlord, in addition to all other amounts for which Tenant is obligated hereunder, all of Landlord’s reasonable costs and expenses incurred in connection with any such acts, including attorneys’ fees incurred associated with any appeal.

31.6 Waiver. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any Rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

31.7 Terms and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Article and Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language. The parties hereto acknowledge and agree that each has participated in the negotiation and drafting of this Lease; therefore, in the event of an ambiguity in, or dispute regarding the interpretation of, this Lease, the interpretation of this Lease shall not be resolved by any rule of interpretation providing for interpretation against the party who caused the uncertainty to exist or against the draftsman.

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31.8 Time. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor.

31.9 Business Day. A “business day” is Monday through Friday, excluding holidays observed by the United States Postal Service and reference to 5:00 p.m. is to the time zone of the recipient. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Lease during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day.

31.10 Payments and Notices. All Rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated in the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in the Summary, or to Landlord at the address(es) designated in the Summary. Either party may, by written notice to the other, specify a different address for notice purposes. Notice given in the foregoing manner shall be deemed given (i) upon confirmed transmission if sent by e-mail transmission, provided such transmission is prior to 5:00 p.m. on a business day (if such transmission is after 5:00 p.m. on a business day or is on a non-business day, such notice will be deemed given on the following business day), (ii) when actually received or refused by the party to whom sent if delivered by a carrier or personally served or (iii) if mailed, on the day of actual delivery or refusal as shown by the certified mail return receipt or the expiration of three (3) business days after the day of mailing, whichever first occurs.

31.11 Prior Agreements; Amendments. This Lease, including the Summary and all Exhibits attached hereto, contains all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

31.12 Separability. The invalidity or unenforceability of any provision of this Lease shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

31.13 Recording. Neither Landlord nor Tenant shall record this Lease or a short form memorandum of this Lease.

31.14 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

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31.15 Intentionally Deleted

31.16 No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease.

31.17 Force Majeure. If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including, without limitation, failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, terrorism, bioterrorism, fire, earthquake, inclement weather including rain, flood, pandemic, or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein, “Force Majeure Delay(s)”), then performance of such act shall be excused for the period of such Force Majeure Delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 31.17 shall not apply to nor operate to excuse Tenant from the payment of Monthly Base Rent, or any Additional Rent or any other payments strictly in accordance with the terms of this Lease.

31.18 Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. Signatures and initials required in this document may be executed via “wet” original handwritten signature or initials, or via electronic signature or mark, which shall be binding on the parties as originals, and the executed signature pages may be delivered using pdf or similar file type transmitted via electronic mail, cloud based server, e-signature technology or other similar electronic means, and any such transmittal shall constitute delivery of the executed document for all purposes of this Lease.

31.19 Nondisclosure of Lease Terms. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, shareholders, members, managers, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Property, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

31.20 Tenant’s Authority. If Tenant executes this Lease as a partnership, corporation or limited liability company, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly organized and existing partnership, corporation or limited liability company, as the case may be, and is qualified to do business in the state in which the Premises are located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant’s behalf; and (c) this Lease is binding upon Tenant in accordance with its terms. Tenant shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing such qualification, organization, existence and authorization within ten (10) days after Landlord’s request. Tenant represents and warrants to Landlord that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

31.21 Joint and Several Liability. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

31.22 No Option. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

31.23 Options and Rights in General. Any option (each an “Option” and collectively, the “Options”), including without limitation, any option to extend, option to terminate, option to expand, right to lease, right of first offer, and/or right of first refusal, granted to Tenant is personal to the original Tenant executing this Lease or a Permitted Transferee and may be exercised only by the original Tenant executing this Lease while occupying the entire Premises and without the intent of thereafter assigning this Lease or subletting the Premises or a Permitted Transferee and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Lease or a Permitted Transferee. The Options, if any, granted to Tenant under this Lease are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise. Tenant will have no right to exercise any Option, notwithstanding any provision of the grant of option to the contrary, and Tenant’s exercise of any Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant is in default under the terms of this Lease (or if Tenant would be in such default under this Lease but for the passage of time or the giving of notice, or both) as of Tenant’s exercise of the Option in question or at any time after the exercise of any such Option and prior to the commencement of the Option event, (ii) Tenant has sublet all or any portion of the Premises except pursuant to a Permitted Transfer, (iii) Landlord has given Tenant two (2) or more notices of default, whether or not such defaults are subsequently cured, during any twelve (12) consecutive month period of this Lease, or (iv) if in Landlord’s determination Tenant’s financial condition is not equal to or greater than Tenant’s financial condition as reported by Tenant to Landlord in connection with and as of the execution date of this Lease by Tenant. Each Option granted to Tenant, if any, is hereby deemed an economic term which Landlord, in its sole and absolute discretion, may or may not offer in conjunction with any future extensions of the Term.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the date first above written.

Tenant:

BOXABL INC.,
a Nevada corporation

By:	/s/ Paolo Tiramani
Name:	Paolo Tiramani
Title:	CEO

Landlord:

CRPF IV CENTENNIAL, LLC,
a Delaware limited liability company

By:	/s/ Patrick Daniels
Name:	Patrick Daniels
Title:	CEO

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EXHIBIT A

PREMISES FLOOR PLAN

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EXHIBIT B

SITE PLAN

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EXHIBIT C

WORK LETTER

1. TENANT IMPROVEMENTS. Landlord shall construct and, except as provided below to the contrary, pay for the entire cost of constructing the tenant improvements (“Tenant Improvements”) described by the plans and specifications identified in Schedule “1” attached hereto (the “Plans”). Tenant may request changes to the Plans provided that (a) the changes shall not be of a lesser quality than Landlord’s standard specifications for tenant improvements for the Building, as the same may be changed from time to time by Landlord (the “Standards”); (b) the changes conform to applicable governmental regulations and necessary governmental permits and approvals can be secured; (c) the changes do not require building service beyond the levels normally provided to other tenants in the Property; (d) the changes do not have any adverse effect on the structural integrity or systems of the Building; (e) the changes will not, in Landlord’s opinion, unreasonably delay construction of the Tenant Improvements; and (f) Landlord has determined in its sole discretion that the changes are of a nature and quality consistent with the overall objectives of Landlord for the Property. If Landlord approves a change requested by Tenant, then, as a condition to the effectiveness of Landlord’s approval, Tenant shall pay to Landlord upon demand by Landlord the increased cost attributable to such change, as reasonably determined by Landlord. To the extent any such change results in a delay of completion of construction of the Tenant Improvements, then such delay shall constitute a delay caused by Tenant as described below.

2. CONSTRUCTION OF TENANT IMPROVEMENTS. Upon Tenant’s payment to Landlord of the total amount of the cost of any changes to the Plans, if any, Landlord’s contractor shall commence and diligently proceed with the construction of the Tenant Improvements, subject to Tenant Delays (as described in Section 4 below) and Force Majeure Delays (as described in Section 5 below). Promptly upon the commencement of the Tenant Improvements, Landlord shall furnish Tenant with a construction schedule letter setting forth the projected completion dates therefor and showing the deadlines for any actions required to be taken by Tenant during such construction, and Landlord may from time to time during construction of the Tenant Improvements modify such schedule.

3. SUBSTANTIAL COMPLETION.

(a)Substantial Completion; Punch-List. The Tenant Improvements shall be deemed to be “substantially completed” when Landlord: (a) is able to provide Tenant reasonable access to the Premises; (b) has substantially completed the Tenant Improvements in accordance with the Plans, other than decoration and minor “punch-list” type items and adjustments which do not materially interfere with Tenant’s access to or use of the Premises; and (c) has obtained a temporary certificate of occupancy or other required equivalent approval from the local governmental authority permitting occupancy of the Premises. Within ten (10) days after such substantial completion, Tenant shall conduct a walk-through inspection of the Premises with Landlord and provide to Landlord a written punch-list specifying those decoration and other punch-list items which require completion, which items Landlord shall thereafter diligently complete; provided, however, that Tenant shall be responsible, at Tenant’s sole cost and expense, for the remediation of any items on the punch-list caused by Tenant’s acts or omissions.

(b) Delivery of Possession. Landlord agrees to deliver possession of the Premises to Tenant when the Tenant Improvements have been substantially completed in accordance with Section (a) above. The parties estimate that Landlord will deliver possession of the Premises to Tenant and the Term of this Lease will commence on or before the Commencement Date set forth in Section 1.6 of the Summary. Tenant agrees that if Landlord is unable to deliver possession of the Premises to Tenant on or prior to the Commencement Date specified in Section 1.6 of the Summary, the Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Notwithstanding anything contained in the foregoing to the contrary, in the event Landlord is unable to deliver possession of the Premises to Tenant with substantially completed Improvements within forty-five (45) days of the Commencement Date specified in Section 1.6 of the Summary, Tenant shall have the option of terminating this Lease rendering it null and void.

4. TENANT DELAYS. For purposes of this Work Letter, “Tenant Delays” shall mean any delay in the completion of the Tenant Improvements resulting from any or all of the following: (a) Tenant’s failure to timely perform any of its obligations pursuant to this Work Letter, including any failure to complete, on or before the due date therefor, any action item which is Tenant’s responsibility pursuant to the Work Schedule or any schedule delivered by Landlord to Tenant pursuant to this Work Letter; (b) Tenant’s changes to the Plans; (c) Tenant’s request for materials, finishes, or installations which are not readily available or which are incompatible with the Standards; (d) any delay of Tenant in making payment to Landlord for Tenant’s share of any costs in excess of the cost of the Tenant Improvements as described in the Plans; or (e) any other act or failure to act by Tenant, Tenant’s employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant.

5. FORCE MAJEURE DELAYS. For purposes of this Work Letter, “Force Majeure Delays” shall mean any actual delay beyond the reasonable control of Landlord in the construction of the Tenant Improvements, which is not a Tenant Delay and which is caused by any of the causes described in Section 31.17 of the Standard Provisions.

6. CONTRACTOR’S WARRANTIES/COMPLIANCE WITH LAWS. Landlord shall obtain and enforce for the benefit of Tenant one (1) year contractor’s warranties for the Tenant Improvements. Landlord shall complete the Tenant Improvements in compliance with all applicable current building codes and ADA requirements then in effect as of the date plans for the Tenant Improvements are approved by applicable governmental authorities.

7. ALLOWANCE.

(a) In addition, Landlord shall provide to Tenant an allowance of up to $50,000.00 (the “Allowance”) to be used by Tenant to design and complete electrical improvements and distribution for the Premises with a minimum 2000 Amps of 277/480 3-phase power (the “Electrical Improvements”) in accordance with and subject to the terms and conditions of Article 13 of the Lease with respect to Alterations, including, without limitation, the requirement that Tenant obtain Landlord’s prior written approval for the Electrical Improvements. Landlord shall reimburse the Allowance after the completion of the Electrical Improvements and within thirty (30) days after Landlord’s receipt of (i) paid invoices from all of the contractors and/or subcontractors (“Tenant Contractors”) for labor rendered and materials delivered to the Premises, (ii) executed unconditional mechanic’s lien releases from all Tenant Contractors to whom payment is included in the Allowance, and (iii) all other information reasonably requested by Landlord.

(b) The Allowance is applicable only to the Electrical Improvements, and shall not be used for any other purpose, such as, but not limited to, the purchase or installation of furniture, trade fixtures, or personal property. If all or any portion of the Allowance shall not be used by December 31, 2021, Landlord shall be entitled to the savings and Tenant shall receive no credit therefor. Notwithstanding anything in the Lease to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease.

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SCHEDULE 1

PLANS

1. Approximately 3,000 square feet of office space based on a mutually acceptable office floor plan.

2. Five (5) forklift charging stations to code including ventilation.

3. Six (6) 35,000 lbs dock levelers in mutually acceptable locations, with full dock packages including lights, seals/cushions, stop/go lights, and power box.

4. Twenty (20) overhead 4-plex power drops at column positions throughout warehouse in mutually acceptable locations.

5. Evaporative cooled warehouse.

6. LED warehouse lighting with motion sensors.

7. Four (4) industrial ceiling fans in the warehouse in mutually acceptable locations.

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EXHIBIT D

NOTICE OF LEASE TERM DATES

Date:

To:

Re:___________ dated ___________ (“Lease”) by and between ________________, a ______________________ (“Landlord”), and _________________________, a _______________________ (“Tenant”) for the premises commonly known as, ______________________________(“Premises”).

Dear :

In accordance with the above-referenced Lease, we wish to advise and/or confirm as follows:

●That Tenant has accepted and is in possession of the Premises and acknowledges the following:

●Term of the Lease:

●Commencement Date:

●Expiration Date:

●Rentable Square Feet:

●That in accordance with the Lease, rental payments will/has commence(d) on _________ and rent is payable in accordance with the following schedule:

Months	Monthly Base Rent
00/00/0000 – 00/00/0000	$00,000.00
00/00/0000 – 00/00/0000	$00,000.00
00/00/0000 – 00/00/0000	$00,000.00

●Rent is due and payable in advance on the first day of each and every month during the Term of the Lease.

●Your rent checks should be made payable to:

ACCEPTED AND AGREED

TENANT:	LANDLORD:
a,	a,

By: Print Name: Its:	By:

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EXHIBIT E

RULES AND REGULATIONS

1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Building. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Building, other than Building standard materials, without the prior written consent of Landlord.

2. Tenant shall not cause any unnecessary janitorial labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to Tenant’s property by any janitors or any other employee or any other person.

3. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Building. Landlord may impose a reasonable charge for any additional keys. Tenant may not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door or window of the Building. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to, or otherwise procured by Tenant, and, in the event of loss of any keys, shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

4. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

5. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

6. Tenant shall not use any method of heating or air-conditioning other than that supplied to the Building by Landlord.

7. Landlord reserves the right from time to time, in Landlord’s sole and absolute discretion, exercisable without prior notice and without liability to Tenant, to change the address of the Premises, and/or install, replace or change any signs in, on or about the Premises (except for Tenant’s signs, if any, which are expressly permitted by the Lease).

8. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

9. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein.

10. Except as expressly permitted in the Lease, Tenant shall not mark, drive nails, screw or drill into the partitions, window mullions, woodwork or drywall, or in any way deface the Building or any part thereof, except to install normal wall hangings. Tenant shall repair any damage resulting from noncompliance under this rule.

11. Tenant shall store all its trash and garbage within the trash receptacles for the Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions reasonably issued from time to time by Landlord.

12. Other than as permitted elsewhere in the Lease, the Premises shall not be used for lodging of any kind. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters’ Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted and the use of a microwave shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

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13. Tenant shall not use the name of the Building, if any, in connection with, or in promoting or advertising, the business of Tenant, except for Tenant’s address.

14. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations. Tenant shall cooperate fully with Landlord in all matters concerning fire and other emergency procedures.

15. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage. Such responsibility shall include keeping doors locked and other means of entry to the Premises closed.

16. Landlord reserves the right to make such other and reasonable non-discriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety, security, care and cleanliness of the Building or Property and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

17. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s Parties.

18. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Building in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum, tile, carpet or other similar floor covering shall be subject to the approval of Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

19. Tenant shall not without Landlord’s consent, which may be given or withheld in Landlord’s sole and absolute discretion, receive, store, discharge, or transport firearms, ammunition, or weapons or explosives of any kind or nature at, on or from the Premises.

20. No vehicle or equipment of any kind shall be dismantled, repaired or serviced on the Common Area.

21. Signs will conform to sign standards and criteria established from time to time by Landlord. No other signs, placards, pictures, advertisements, names or notices shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the building without the written consent of Landlord and Landlord shall have the right to remove any such non-conforming signs, placards, pictures, advertisements, names or notices without notice to and at the expense of Tenant.

22. No antenna, aerial, discs, dishes or other such device shall be erected on the roof or exterior walls of the Premises, or on the grounds, without the written consent of the Landlord in each instance. Any device so installed without such written consent shall be subject to removal without notice at any time.

23. No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of the Landlord.

24. The outside areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish by the Tenant to the satisfaction of Landlord and Tenant shall not place or permit any obstruction or materials in such areas or permit any work to be performed outside the Premises.

25. No open storage shall be permitted in the Property. Notwithstanding the immediately foregoing, Tenant shall be permitted to store its modular home product in an open fashion, which may be stored within the dock apron adjacent to the Premises and along the area of the truck court adjacent to the trailer parking stalls reserved for other tenants. Tenant’s modular home product shall be stored in a single-file fashion, and shall not obstruct fire lane access around the Building or through the truck court as may be required by law. The foregoing provision shall not be amended or modified by the Landlord without the written consent of Tenant, which consent may be withheld in Tenant’s discretion.

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26. All garbage and refuse shall be placed in containers placed at the location designated for refuse collection, in the manner specified by Landlord.

27. No vending machine or machines of any description shall be installed, maintained or operated upon the Common Area except for the use of Tenant’s employees.

28. Tenant shall not disturb, solicit, or canvass any occupant of the building and shall cooperate to prevent same.

29. No noxious or offensive trade or activity shall be carried on upon any units or any part of the Common Area nor shall anything be done thereon which would in any way interfere with the quiet enjoyment of each of the other tenants of the Project.

30. Landlord reserves the right to make such amendments to these rules and regulations from time to time as are nondiscriminatory and not inconsistent with the Lease.

PARKING RULES AND REGULATIONS

In addition to any parking provisions contained in the Lease, the following rules and regulations shall apply with respect to the use of the Property’s parking facilities.

1. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

2. Tenant shall not park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Property. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

3. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4. No extended term storage of vehicles shall be permitted.

5. Vehicles must be parked entirely within painted stall lines of a single parking stall.

6. All directional signs and arrows must be observed.

7. The speed limit within all parking areas shall be five (5) miles per hour.

8. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where “no parking” signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord’s parking operator.

9. Loss or theft of parking identification devices, if any, must be reported to Landlord’s property manager immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.

10. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

11. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

12. The parking operators, managers or attendants, if any, are not authorized to make or allow any exceptions to these rules and regulations.

13. If the Lease terminates for any reason whatsoever or if Tenant’s right of possession of the Premises is terminated after a Default, Tenant’s right to park in the parking facilities shall terminate concurrently therewith.

14. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner’s expense.

15. Tenant shall not permit any parking by its employees, agents, subtenants, customers, invitees, concessionaires or visitors on the streets surrounding the Premises in violation of any ordinances or postings by any public authorities having jurisdiction.

16. Tenant’s parking spaces shall be used only for parking by vehicles no larger than normally sized passenger automobiles, vans and sport utility vehicles. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be payable by Tenant upon demand by Landlord.

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EXHIBIT F

ESTOPPEL CERTIFICATE

The undersigned (“Tenant”) hereby certifies to (“Landlord”), and , as follows:

1. Attached hereto is a true, correct and complete copy of that certain Lease dated ________________, between Landlord and Tenant (the “Lease”), for the premises commonly known as ____________________________________ (the “Premises”). The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.

2. The term of the Lease commenced on ________________, __.

3. The term of the Lease is currently scheduled to expire on ________________, __.

4. Tenant has no option to renew or extend the Term of the Lease except: .

5. Tenant has no preferential right to purchase the Premises or any portion of the Building/Premises except: _______________________________________________________.

6. The Lease has: (Initial One)

(      ) not been amended, modified, supplemented, extended, renewed or assigned.

(      ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto: .

7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows: .

8. The current Base Rent is $________; and current monthly parking charges are $_______.

9. The amount of security deposit (if any) is $______________. No other security deposits have been made.

10. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

11. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full except __________________________.

12. As of the date hereof, Tenant is not aware of any defaults on the part of Landlord under the Lease except __________________________.

13. As of the date hereof, there are no defaults on the part of Tenant under the Lease.

14. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

15. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

16. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

17. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.

18. Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.

The foregoing certification is made with the knowledge that _____________________________ is about to [fund a loan to Landlord or purchase the Building from Landlord], and that ___________________________ is relying upon the representations herein made in [funding such loan or purchasing the Building].

Dated: _________________, ___.

“TENANT”

By:
Print Name:
Its:

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EXHIBIT G

ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT

The purpose of this form is to obtain information regarding the use or proposed use of hazardous materials at the premises. Prospective tenants should answer the questions in light of their proposed operations at the premises. Existing tenants should answer the questions as they relate to ongoing operations at the premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

Your cooperation in this matter is appreciated.

1. GENERAL INFORMATION

Name of Responding Company:

Check the Applicable Status:Prospective Tenant _____Existing Tenant _____

Mailing Address:

Contact Person and Title:

Telephone Number: (_____) ________________________

Address of Leased Premises:

Length of Term:

Describe the proposed operations to take place on the premises, including principal products manufactured or services to be conducted. Existing tenants should describe any proposed changes to ongoing operations.

2. STORAGE OF HAZARDOUS MATERIALS

2.1 Will any hazardous materials be used or stored on-site?

Wastes Yes _____No _____

Chemical Products Yes _____No _____

2.2 Attach a list of any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., 55-gallon drums on concrete pad).

3. STORAGE TANKS AND SUMPS

3.1 Is any above or below ground storage of gasoline, diesel or other hazardous substances in tanks or sumps proposed or currently conducted at the premises?

Yes ______No _____

If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

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3.2 Have any of the tanks or sumps been inspected or tested for leakage?

Yes ______No _____

If so, attach the results.

3.3 Have any spills or leaks occurred from such tanks or sumps?

Yes ______No _____

If so, describe.

3.4 Were any regulatory agencies notified of the spill or leak?

Yes ______No _____

If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

3.5 Have any underground storage tanks or sumps been taken out of service or removed?

Yes ______No _____

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4. SPILLS

4.1 During the past year, have any spills occurred at the premises?

Yes ______No _____

If yes, please describe the location of the spill.

4.2 Were any agencies notified in connection with such spills?

Yes ______No _____

If yes, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3 Were any clean-up actions undertaken in connection with the spills?

Yes ______No _____

Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

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5. WASTE MANAGEMENT

5.1 Has your company been issued an EPA Hazardous Waste Generator I. D. Number?

Yes ______No _____

5.2 Has your company filed a biennial report as a hazardous waste generator?

Yes ______No _____

If so, attach a copy of the most recent report filed.

5.3 Attach a list of the hazardous wastes, if any, generated or to be generated at the premises, its hazard class and the quantity generated on a monthly basis.

5.4 Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.

_____On-site treatment or recovery

_____Discharged to sewer

_____Transported and disposed of off-site

_____Incinerator

5.5 Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

5.6 Is any treatment of processing of hazardous wastes currently conducted or proposed to be conducted at the premises:

Yes ______No _____

If yes, please describe any existing or proposed treatment methods.

5.7 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations at the premises.

6. WASTEWATER TREATMENT/DISCHARGE

6.1 Do you discharge wastewater to:

_____ storm drain?_____ sewer?

_____ surface water?_____ no industrial discharge

6.2 Is your wastewater treated before discharge?

Yes ______No _____

If yes, describe the type of treatment conducted.

6.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations at the premises.

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7. AIR DISCHARGES

7.1 Do you have any filtration systems or stacks that discharge into the air?

Yes ______No _____

7.2 Do you operate any of the following types of equipment or any other equipment requiring an air emissions permit?

_____Spray booth

_____Dip tank

_____Drying oven

_____Incinerator

_____Other (please describe)

_____No equipment requiring air permits

7.3 Are air emissions from your operations monitored?

Yes ______No _____

If so, indicate the frequency of monitoring and a description of the monitoring results.

7.4 Attach copies of any air emissions permits pertaining to your operations at the premises.

8. HAZARDOUS MATERIALS DISCLOSURES

8.1 Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet per month?

Yes ______No _____

8.2 Has your company prepared a hazardous materials management plan pursuant to any applicable requirements of a local fire department or governmental agency?

Yes ______No _____

If so, attach a copy of the business plan.

8.3 Has your company adopted any voluntary environmental, health or safety program?

Yes _____No _____

If so, attach a copy of the program.

9. ENFORCEMENT ACTIONS, COMPLAINTS

9.1 Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

Yes ______No _____

If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

9.2 Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?

Yes ______No _____

9.3 Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

Yes ______No _____

9.4 Has an environmental audit ever been conducted at your company’s current facility?

Yes ______No _____

If so, identify who conducted the audit and when it was conducted.

Tenant:

By:
Its:

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EXHIBIT H

TENANTS’ SIGNS

EXTENSION OPTION

RIDER NO. 1 TO LEASE

This Rider No. 1 is made and entered into by and between CRPF IV CENTENNIAL, LLC, a Delaware limited liability company (“Landlord”), and BOXABL INC., a Nevada corporation (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all Exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. Landlord hereby grants to Tenant two (2) options (collectively, the “Extension Options”, and each, an “Extension Option”) to extend the Term of the Lease for two (2) additional periods of five (5) years each (collectively, the “Option Terms”, and each, an “Option Term”), on the same terms, covenants and conditions as provided for in the Lease during the initial Term, except for the Monthly Base Rent, which shall initially be equal to the greater of: (a) the Monthly Base Rent payable by Tenant during the last month of the then current Term immediately preceding the applicable Option Term, increased by three percent (3%), or (b) the “fair market rental rate” for the Premises for the Option Term as defined and determined in accordance with the provisions of the Fair Market Rental Rate Rider attached to the Lease as Rider No. 2, subject to fair market annual rent adjustments during the Option Term. If Landlord determines that the Monthly Base Rent for the Option Term is to be the Monthly Base Rent payable pursuant to Section 1(a) above, such determination shall be conclusive, Tenant shall have no right to object thereto, and the Landlord and Tenant shall avoid the formal fair market value determination process. If, however, Landlord determines that the Monthly Base Rent for the applicable Option Term is to be the fair market rental rate, then such fair market rental rate shall be determined in accordance with the Fair Market Rental Rate Rider attached to the Lease as Rider No. 2.

2. An Extension Option must be exercised, if at all, by written notice (“Extension Notice”) delivered by Tenant to Landlord no sooner than that date which is twelve (12) months and no later than that date which is six (6) months prior to the expiration of the then current Term of the Lease. Provided Tenant has properly and timely exercised an Extension Option, the then current Term of the Lease shall be extended by the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Monthly Base Rent shall be as set forth above, and except that the number of remaining Extension Options (if any) shall be reduced by one.

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FAIR MARKET RENTAL RATE

RIDER NO. 2 TO LEASE

This Rider No. 2 is made and entered into by and between CRPF IV CENTENNIAL, LLC, a Delaware limited liability company (“Landlord”), and BOXABL INC., a Nevada corporation (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all Exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. The term “fair market rental rate” as used in this Rider and any Rider attached to the Lease means the annual amount per square foot, projected for each year of the Option Term (including annual adjustments), that a willing, non-equity tenant (excluding sublease and assignment transactions) would pay, and a willing landlord of a comparable quality building located in the North Las Vegas, Nevada area would accept, in an arm’s length transaction (what Landlord is accepting in then current transactions for the Building may be used for purposes of projecting rent for the Option Term), for space of comparable size, quality and ceiling height as the Premises, taking into account the age, quality and layout of the existing improvements in the Premises, and taking into account items that professional real estate brokers or professional real estate appraisers customarily consider, including, but not limited to, rental rates, space availability, tenant size, tenant improvement allowances, parking charges and any other lease considerations, if any, then being charged or granted by Landlord or the lessors of such similar buildings. All economic terms other than Monthly Base Rent, such as tenant improvement allowance amounts, if any, operating expenses, parking charges, etc., will be established by Landlord and will be factored into the determination of the fair market rental rate for the Option Term. Accordingly, the fair market rental rate will be an effective rate, not specifically including, but accounting for, the appropriate economic considerations described above.

2. If Landlord determines that the Option Term’s initial Monthly Base Rent is to be based on the fair market rental rate for the Premises, the Landlord shall provide written notice of Landlord’s determination of the fair market rental rate not later than sixty (60) days after the last day upon which Tenant may timely exercise the right giving rise to the necessity for such fair market rental rate determination. Tenant shall have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the fair market rental rate within which to accept such fair market rental rate or to reasonably object thereto in writing. Failure of Tenant to so object to the fair market rental rate submitted by Landlord in writing within Tenant’s Review Period shall conclusively be deemed Tenant’s approval and acceptance thereof. If within Tenant’s Review Period Tenant reasonably objects to or is deemed to have disapproved the fair market rental rate submitted by Landlord, Landlord and Tenant will meet together with their respective legal counsel to present and discuss their individual determinations of the fair market rental rate for the Premises under the parameters set forth in Paragraph 1 above and shall diligently and in good faith attempt to negotiate a rental rate on the basis of such individual determinations. Such meeting shall occur no later than ten (10) days after the expiration of Tenant’s Review Period. The parties shall each provide the other with such supporting information and documentation as they deem appropriate. At such meeting if Landlord and Tenant are unable to agree upon the fair market rental rate, they shall each submit to the other their respective best and final offer as to the fair market rental rate. If Landlord and Tenant fail to reach agreement on such fair market rental rate within five (5) business days following such a meeting (the “Outside Agreement Date”), Tenant’s Extension Option will be deemed null and void unless Tenant demands appraisal, in which event each party’s determination shall be submitted to appraisal in accordance with the provisions of Section 3 below.

3.(a) Landlord and Tenant shall each appoint one (1) independent appraiser who shall by profession be an M. A. I. certified real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial (including industrial) properties in the North Las Vegas, Nevada. The determination of the appraisers shall be limited solely to the issue of whether Landlord’s or Tenant’s last proposed (as of the Outside Agreement Date) best and final fair market rental rate for the Premises is the closest to the actual fair market rental rate for the Premises as determined by the appraisers, taking into account the requirements specified in Section 1 above. Each such appraiser shall be appointed within ten (10) business days after the Outside Agreement Date.

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(b) The two (2) appraisers so appointed shall within ten (10) business days after the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) appraisers.

(c) The three (3) appraisers shall within ten (10) business days after the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted best and final fair market rental rate, and shall notify Landlord and Tenant thereof. During such ten (10) business day period, Landlord and Tenant may submit to the appraisers such information and documentation to support their respective positions as they shall deem reasonably relevant and Landlord and Tenant may each appear before the appraisers jointly to question and respond to questions from the appraisers.

(d) The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the applicable Option. If either Landlord or Tenant fails to appoint an appraiser within the time period specified in Section 3(a) hereinabove, the appraiser appointed by one of them shall within ten (10) business days following the date on which the party failing to appoint an appraiser could have last appointed such appraiser reach a decision based upon the same procedures as set forth above (i.e., by selecting either Landlord’s or Tenant’s submitted best and final fair market rental rate), and shall notify Landlord and Tenant thereof, and such appraiser’s decision shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the applicable Option.

(e) If the two (2) appraisers fail to agree upon and appoint a third appraiser, either party, upon ten (10) days written notice to the other party, can apply to the Presiding Judge of the State Court of Nevada, Clark County to appoint a third appraiser meeting the qualifications set forth herein. The third appraiser, however, selected shall be a person who has not previously acted in any capacity for either party.

(f) The cost of each party’s appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

(g) If the process described hereinabove has not resulted in a selection of either Landlord’s or Tenant’s submitted best and final fair market rental rate by the commencement of the applicable Option Term, then the fair market rental rate estimated by Landlord will be used until the appraiser(s) reach a decision, with an appropriate rental credit and other adjustments for any overpayments of Monthly Base Rent or other amounts if the appraisers select Tenant’s submitted best and final estimate of the fair market rental rate. The parties shall enter into an amendment to this Lease confirming the terms of the decision.

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FIRST AMENDMENT TO MULTI-TENANT COMMERCIAL/INDUSTRIAL LEASE (NNN)

This FIRST AMENDMENT TO MULTI-TENANT COMMERCIAL/INDUSTRIAL LEASE (NNN) (“Amendment”) is made as of April                , 2021, by and between CRP/CAPROCK INTERCHANGE INDUSTRIAL OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and BOXABL, INC., a Nevada corporation (“Tenant”), with reference to the facts set forth in the Recitals below.

R E C I T A L S:

A. Landlord (as successor-in-interest to CRPF IV CENTENNIAL, LLC, a Delaware limited liability company) and Tenant are parties to that certain Multi-Tenant Commercial/Industrial Lease (NNN) dated December , 2020 (the “Lease”), whereby Tenant currently leases from Landlord certain Premises, as more particularly described in the Lease, as amended hereby.

B. The parties desire to amend the Lease in order to: (i) correct the Landlord entity name (erroneously identified in the Lease); (ii) update the address of the Building and correct the square footage of the Premises; (iii) correct the Expiration Date as set forth below; (iv) modify the scope of the Tenant Improvements and make other related changes; and (v) make such other modifications to the Lease as set forth herein.

C. Defined terms which are used in this Amendment without definition have the meanings given to them in the Lease.

W I T N E S S E T H:

NOW, THEREFORE, in consideration of the above Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Landlord Identity. Tenant acknowledges and agrees that Landlord’s name was erroneously identified in the Lease as “CRPF IV CENTENNIAL, LLC, a Delaware limited liability company” and is hereby corrected to “CRP/CAPROCK INTERCHANGE INDUSTRIAL OWNER, L.L.C., a Delaware limited liability company”. As of the date hereof, all references herein and in the Lease to “Landlord” shall mean and refer to CRP/CAPROCK INTERCHANGE INDUSTRIAL OWNER, L.L.C., a Delaware limited liability company”.

2. Expiration Date. The Expiration Date of the Lease was erroneously identified as August 31, 2026, and Landlord and Tenant hereby agree that the Expiration Date is September 30, 2026 for all purposes under the Lease.

3. Building Address. The address of the Building has been updated to 5345 E North Belt Road, North Las Vegas, NV 89115, and Landlord and Tenant hereby agree that all references to “East Centennial Parkway” in the Lease are hereby amended to mean “E North Belt Road.”

4. Rentable Area of the Premises. The rentable area of the Premises was erroneously identified as 173,720 rentable square feet, and Landlord and Tenant hereby agree that the Premises consists of approximately 174,250 rentable square feet.

5. Rentable Area of the Project. The rentable area of the Project was erroneously identified as 683,436 rentable square feet, and Landlord and Tenant hereby agree that the Project consists of approximately 684,589 rentable square feet. Accordingly, Tenant’s Percentage is hereby amended to be 25.45%, and Tenant’s monthly Percentage of Operating Expenses is estimated to be $19,167.50.

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6. Monthly Base Rent. The table set forth in Section 1.8 of the Lease is hereby deleted in its entirety and is replaced with the following:

Lease Months	Monthly Base Rent
01-12	$87,996.25	*
13-24	$90,636.14
25-36	$93,355.22
37-48	$96,155.88
49-60	$99,040.55
61-65	$102,011.77

*See Section 1.8 of the Lease.

7. Tenant Improvements. The Tenant Improvements, as defined in the Work Letter and described in the Plans attached thereto as Schedule “1” are hereby amended to mean the work more particularly described in: (a) Lee Sakahara construction documents dated February 11, 2021 and the Lee Sakahara equipment package dated February 22, 2021, as may be amended, supplemented or otherwise modified from time to time, and (b) that certain Standard Form of Agreement Between Owner and Contractor dated April 1, 2021 by and between Landlord and Martin Harris Construction, LLC (“MH”), as may be amended, supplemented or otherwise modified from time to time by amendment, change order or otherwise. All references to the Tenant Improvements contained in the Lease are hereby amended to mean the Tenant Improvements described herein.

8. Outside Date. The “Outside Date” as defined in Section 3(b) of the Work Letter is hereby amended to mean October 31, 2021.

9. Tenant Delays. The term “Tenant Delays” as defined in Section 4 of the Work Letter is hereby amended to include Tenant’s failure to fund any sums required by the Escrow Amendment (as defined below).

10. Tenant Allowance. Section 7 of the Work Letter is hereby deleted in its entirety.

11. Construction Escrow Agreement. Landlord and Tenant hereby agree that the change in the scope of the Tenant Improvements, as described in Section 6 hereof, will result in additional costs that were not originally contemplated by the Lease. The parties have agreed to allocate the costs and to deposit certain funds into a construction escrow account, all in accordance with an amendment to that certain Construction Loan Disbursing Agreement dated as of October 31, 2019, by and among First American Title Insurance Company - NCS, BMO Harris Bank N.A., Landlord and MH (the “Escrow Amendment”), the form of which is attached hereto as Exhibit “A.” Concurrently with the execution of this Amendment, Landlord and Tenant shall execute and deliver the Escrow Amendment, and shall, within two (2) business days thereafter, fund into the escrow account established thereby such amounts as are set forth therein.

12. Authority. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

13. Successors and Assigns. This Amendment shall extend to, be binding upon, and inure to the benefit of, the respective successors and permitted assigns and beneficiaries of the parties hereto.

14. No Other Modifications. Except as modified in this Amendment, all other terms and conditions of the Lease shall remain unchanged and in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one in the same Amendment. To the extent of a conflict between the terms of the Lease and this Amendment, this Amendment shall prevail. For purposes of this Amendment, signatures by facsimile or electronic PDF shall be binding to the same extent as original signatures.

[Remainder of page left intentionally blank. Signatures follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TENANT:

BOXABL, INC.,
a Nevada corporation

By:
Name:
Title:

LANDLORD:

CRP/CAPROCK INTERCHANGE INDUSTRIAL OWNER, L.L.C.,

a Delaware limited liability company

By: CRP/CapRock Interchange Industrial Venture, L.L.C., a

Delaware limited liability company,

its sole member

By: CRPF IV Centennial, LLC,

a Delaware limited liability company,

its authorized member

By:
Name:
Title:

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EXHIBIT “A”

CONSTRUCTION ESCROW AMENDMENT/AGREEMENT

(See attached.)

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FIRST AMENDMENT TO

CONSTRUCTION LOAN DISBURSING AGREEMENT

This FIRST AMENDMENT TO CONSTRUCTION LOAN DISBURSING AGREEMENT (this “Amendment”) is entered into as of April 27, 2021 (the “Effective Date”) by and among First American Title Insurance Company - NCS (“Escrow Agent”), BMO Harris Bank N.A. (“Lender”), CRP/CapRock Interchange industrial Owner, L.L.C. (“Owner”), Martin Harris Construction (“MH”), and Boxabl, Inc. (“Tenant”), with reference to NCS File# (the “Escrow”). Escrow Agent, Lender, MH, Owner and Tenant may be referred to individually herein as a “Party” and collectively, as the “Parties.”

RECITALS

A. Escrow Agent, Lender, Owner and MH are parties to that certain Construction Loan Disbursing Agreement dated as of October 31, 2019 (the “Escrow Agreement”). Capitalized terms used without definition herein shall have the meaning ascribed to such terms in the Escrow Agreement.

B. Pursuant to the Escrow Agreement, Lender is, and has been, funding certain Advances to the Escrow to fund construction of the Project pursuant to the Construction Loan Agreement.

C. Owner and Tenant are parties to that certain Multi-Tenant Commercial/Industrial Lease (NNN) dated December 29, 2020 (as may be amended from time to time, the “Lease”), whereby Tenant leases from Owner a portion of the Project, as more particularly described in the Lease (the “Premises”).

D. Pursuant to the Lease, Owner has agreed to cause ce1tain tenant improvements to be constructed on or about the Premises (the “Tenant Improvements”). In furtherance thereof, Owner has entered into that certain Standard Form of Agreement Between Owner and Contractor dated April 1, 2021 with MH, pursuant to which MH has been, and will continue to, construct the Tenant Improvements.

E. A portion of the Tenant Improvements will be funded with proceeds of the Construction Loan, and a portion of the Tenant Improvements will be funded with additional capital to be contributed by Owner and Tenant.

F. Accordingly, the Parties wish to establish a sub-escrow account (the “Sub-Escrow”) to fund the Tenant Improvements, which Sub-Escrow shall be administered in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

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AGREEMENT

1. Sub-Escrow: Initial Funding.

(a) Concurrently with the Effective Date, Escrow Agent shall establish the Sub-Escrow, which is being established to segregate the funds required for the Tenant Improvements (the “TI Funds”) from the Advances for the balance of the Project under the Escrow Agreement.

(b) Within two (2) business days following the Effective Date, Owner shall deposit into the Sub- Escrow the amount of Five Hundred Thirty-Six Thousand Seven Hundred Ninety-Four and 80/100 Dollars ($536,794.80) (the “Owner Funds”), and Tenant shall deposit into the Sub-Escrow the amount of One Million Five Hundred Seventy Five Thousand Four Hundred Thirty Four and 21/100 Dollars ($1,575,434.21) (the “Tenant Funds”).

2. Order of Disbursement: Additional Construction Loan Advances. It is the intent of the Parties that the Tenant Improvements shall be funded first from the Construction Loan, in an amount not to exceed One Million Three Hundred Fifty-One Thousand Five Hundred Forty-One and 60/100 Dollars ($1,351,541.60) (the “Lender Funds”) in the aggregate, second from the Owner Funds and third from the Tenant Funds. Accordingly, at the request of Owner and subject to Owner’s satisfaction of all terms, conditions, requirements and provisions of the Construction Loan Agreement, including, without limitation, Section 10 of Schedule 2.1 of the Construction Loan Agreement, and upon satisfaction of the conditions for disbursement set forth below, and otherwise in accordance with the Escrow Agreement, Lender shall fund Advances to the Sub-Escrow as needed to pay for the Tenant Improvements. Notwithstanding anything to the contrary, Lender shall be under no obligation to deposit any proceeds of the Construction Loan into the Sub-Escrow unless all requirements of the Construction Loan Agreement, including, without limitation, Schedule 2.1 of the Construction Loan Agreement, shall have been satisfied and Lender shall only be required to disburse proceeds in the manner and frequency contemplated by the Construction Loan Agreement. At such time as the Lender Funds have been depleted, disbursements shall thereafter be made from the Owner Funds, until such time as the Owner Funds have been depleted, and thereafter disbursements shall be made from Tenant Funds.

3. Change Orders. In the event a change order is requested, Tenant shall deposit additional funds into the Sub-Escrow in an amount sufficient to cover the incremental change in the cost of the Tenant Improvements resulting from such change order (the “Additional Tenant Funds”). Tenant’s depositing of the Additional Tenant Funds shall be a further condition to any disbursement of TI Funds, and any Additional Tenant Funds shall be deemed part of the Tenant Funds.

4. Conditions of Disbursement. The TI Funds shall be disbursed in accordance with the Escrow Agreement, including, without limitation Section 4 thereof.

5. Fees. Escrow Agent’s fees in connection with this Sub-Escrow shall include a one-time $500 file set up fee and, to the extent (a) the $750 draw fee is not otherwise being charged pursuant to the Escrow Agreement and (b) a disbursement is being made only from Owner Funds and/or Tenant Funds, a $500 draw fee (each, a “Sub-Escrow Draw Fee”). At the conclusion of any draw which incurs a Sub-Escrow Draw Fee hereunder, Escrow Agent shall invoice Owner for payment of the applicable Sub-Escrow Draw Fee, and following Owner’s payment of the applicable Sub-Escrow Draw Fee, Tenant shall promptly reimburse Owner for fifty percent (50%) of each such Sub-Escrow Draw Fee.

6. Full Force and Effect. The Escrow Agreement, as modified by this Amendment, shall constitute the entire agreement of the parties with respect to the subject matter of this agreement. The Escrow Agreement, as amended by this Amendment, shall remain unchanged and continue in full force and effect. Except as modified by this Amendment, the remaining terms of the Escrow Agreement shall remain in full force and effect.

7. Counterparts: Execution by Facsimile. This Amendment may be signed by the parties in two or more counterparts which, when taken together, shall constitute one and the same instrument. This Amendment may also be delivered via facsimile or electronic transmission with the same force and effect as if originally executed copies of this Amendment were delivered to all parties.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY - NCS

By: ______________________
Name: ______________________
Title: ______________________

LENDER:

BMO HARRIS BANK N.A.

By: ______________________
Name: Martin Kearney
Title: Director

OWNER:

By: ______________________
Name: Patrick Daniels
Title: Chief Executive Officer

MH:

MARTIN HARRIS CONSTRUCTION

By: ______________________
Name: ______________________
Title: ______________________

TENANT:

BOXABL INC.

By: ______________________
Name: PAOLO TIRAMANI
Title: ______________________
4-27-21

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY - NCS

By: ______________________________
Name: ______________________________
Title: ______________________________

LENDER:

BMO HARRIS BANK N.A.

By: ______________________________
Name: ______________________________
Title: ______________________________

OWNER:

By: ______________________________
Name: Patrick Daniels
Title: Chief Executive Officer

MH:

MARTIN HARRIS CONSTRUCTION

By: ______________________________
Name: Frank "Guy" Martin______________
Title: President______________________

TENANT:

BOXABL INC.

By: ______________________________
Name: ______________________________
Title: ______________________________

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SECOND AMENDMENT TO MULTI-TENANT COMMERCIAL/INDUSTRIAL LEASE (NNN)

This SECOND AMENDMENT TO MULTI-TENANT COMMERCIAL/INDUSTRIAL LEASE (NNN) (“Amendment”) is made as of December 20, 2021 (the “Effective Date”), by and between CRP/CAPROCK INTERCHANGE INDUSTRIAL OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and BOXABL INC., a Nevada corporation (“Tenant”), with reference to the facts set forth in the Recitals below.

R E C I T A L S:

ALandlord (as successor-in-interest to CRPF IV CENTENNIAL, LLC, a Delaware limited liability company) and Tenant are parties to that certain Multi-Tenant Commercial/Industrial Lease (NNN) dated December 28, 2020 (the “Original Lease”), as amended by that certain First Amendment to Multi- Tenant Commercial/Industrial Lease (NNN) dated April 28, 2021 (collectively, the “Lease”), whereby Tenant currently leases from Landlord that certain Building 1 located at 5345 E North Belt Road, North Las Vegas, Nevada 89115 (“Building”), consisting of approximately 174,250 rentable square feet (the “Premises”), as more particularly described in the Lease.

B. Tenant has asserted claims against Landlord relating to Landlord’s obligations under the Lease to pay for certain portions of the Tenant Improvements (the “Dispute”) in that certain Notice of Breach, Demand For Payment and Offer of Settlement on behalf of Tenant, to Landlord on December 7, 2021 (the “Dispute Letter”), which contains an offer to permanently settle the dispute over such obligations by Landlord paying to Tenant $180,191.34. The Dispute Letter is attached to this Amendment as Exhibit A.

C. The parties desire to settle the Dispute pursuant to the terms and conditions of this Amendment, as further detailed below.

D. This Amendment is entered into without admission or adjudication regarding the parties’ views of the facts, or the law, as they pertain to the Dispute.

E. Defined terms which are used in this Amendment without definition have the meanings given to them in the Lease.

W I T N E S S E T H:

NOW, THEREFORE, in consideration of the above Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Settlement Payment to Tenant. Landlord hereby agrees to pay to Tenant, and Tenant hereby agrees to accept from Landlord, $143,521.52 in full settlement and satisfaction of the Dispute and all claims related thereto (the “Settlement Payment”), within five (5) business days following the Effective Date.

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2. Release of Claims. Except for the rights created by this Agreement, the Landlord and Tenant, on behalf of themselves and their respective successors, affiliates and assigns, and all other persons or entities claiming through them (collectively, the “Releasing Parties”), do hereby release each other and their respective successors, affiliates, assigns, partners, officers, shareholders, agents, property managers, contractors, representatives, employees and attorneys (collectively, the “Released Parties”), now and for all times in the future, of and from any and all claims, demands, disputes, damages, liabilities, obligations, controversies, debts, costs, expenses, lawsuits, actions, causes of action and other rights to relief, based upon any actual or alleged facts, events, affairs, circumstances, occurrences or conditions arising at any time on or before the Effective Date, both legal and equitable, whether now known or unknown, suspected or unsuspected, continuing or ended, pursued or waived, contingent or fixed, including all claims alleged in the Dispute Letter and relating to the Dispute, including without limitation such claims asserting breach of the Lease based on or arising from or related to any alleged failure by Landlord to fulfill its obligation to pay for all the construction costs of the Tenant Improvements and (collectively, the “Released Claims”).

3. Estoppel Certificate. Within two (2) business days following Landlord’s payment to Tenant of the Settlement Payment, Tenant shall execute and deliver to Landlord an estoppel certificate for the Lease in the form attached hereto as Exhibit B, without modification, asserting that all statements set forth in the estoppel certificate are true.

4. Authority/Amendment is Legally Binding. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same, and to fully and finally settle the Dispute, on behalf of the party hereto for which such signatory is acting.

5. No Admission. Landlord and Tenant each hereby acknowledge and agree that this Amendment represents a compromise and final settlement of the Dispute and agree that the performance of the conditions and provisions of this Agreement, including the payment and acceptance of the Settlement Payment, is not to be construed as an admission or adjudication of any liability or wrongdoing whatsoever by Landlord and Tenant nor regarding Landlord’s and Tenant’s views of the facts, or the law, as they pertain to the Dispute.

6. Successors and Assigns. This Amendment shall extend to, be binding upon, and inure to the benefit of, the respective successors and permitted assigns and beneficiaries of the parties hereto.

7. Entire Agreement / No Other Modifications. This Amendment, including the recitals, constitutes the entire agreement and understanding of Landlord and Tenant and supersedes all prior negotiations and/or agreements, proposed or otherwise, written or oral, concerning the Dispute and the settlement and compromise contained herein. Landlord and Tenant each acknowledges that in entering into this Amendment, it has not relied on any promise, representation, or warranty not contained in this Amendment. Except as modified in this Amendment, all other terms and conditions of the Lease shall remain unchanged and in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one in the same Amendment. To the extent of a conflict between the terms of the Lease and this Amendment, this Amendment shall prevail. For purposes of this Amendment, signatures by facsimile or electronic PDF shall be binding to the same extent as original signatures.

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8. Interpretation, Severability, and Enforcement.

a. Interpretation. The headings in this Amendment are purely for convenience and are not to be used as an aid in interpreting its terms. Landlord and Tenant each agree that they participated equally in drafting and negotiating the terms of this Amendment and that this Amendment shall not be construed against either party as the author or drafter of the Agreement.

b. Severability. Should any provision of this Amendment be declared or be determined by any court to be illegal, invalid, or unenforceable, the validity of the remaining parts, terms, or provisions shall not be affected thereby and the illegal, invalid, or unenforceable part, term, or provision shall be deemed not to be a part of this Amendment.

c. Enforcement. Nothing in this Amendment shall be construed as, or constitute, a release of either party’s right to enforce the terms of this Amendment. Should either party sue to enforce this Amendment, the prevailing party shall be entitled to recover costs and expenses, including attorneys’ fees, incurred in the litigation.

9. Choice of Law and Choice of Forum.

a. Choice of Law. This Amendment and all related documents, and all matters arising out of or relating to this Amendment, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of Nevada (including its statutes of limitation), without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Nevada.

b. Choice of Forum. Landlord and Tenant each irrevocably and unconditionally agree it will not commence any action, litigation, or proceeding of any kind whatsoever against Landlord or Tenant in any way arising from or relating to this Amendment and all contemplated transactions, including, but not limited to, contract, equity, tort, fraud, and statutory claims, in any forum other than the state or federal courts of Nevada located in Clark County. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts. Each party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

EACH OF THE PARTIES CERTIFIES THAT IT HAS READ ALL OF THIS AGREEMENT AND FULLY UNDERSTANDS AND AGREES TO EACH OF THE ABOVE TERMS, CONDITIONS, AND PROVISIONS, INCLUDING WITHOUT LIMITATION THE RELEASES OF ALL KNOWN AND UNKNOWN CLAIMS.

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

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THIRD AMENDMENT TO MULTI-TENANT

COMMERCIAL/INDUSTRIAL LEASE (NNN)

THIS THIRD AMENDMENT TO MULTI-TENANT COMMERCIAL/INDUSTRIAL LEASE (NNN) (this “Amendment”) is made and entered into effective as of May 2 , 2023 (the “Effective Date”), by and between NV INTERCHANGE INDUSTRIAL CENTER LLC, a Delaware limited liability company (“Landlord”), and BOXABL INC., a Nevada corporation (“Tenant”).

R E C I T A L S

A. Landlord’s predecessor-in-interest, CRPF IV Centennial, LLC, and Tenant entered into that certain Multi-Tenant Commercial/Industrial Lease dated December 29, 2020 (the “Original Lease”), as amended by that certain First Amendment to Multi-Tenant Commercial/Industrial Lease (NNN) dated April 28, 2021 (the “First Amendment”) and that certain Second Amendment to Multi-Tenant Commercial/Industrial Lease (NNN) dated December 20, 2021 (collectively, the “Lease”), pursuant to which Tenant has leased from Landlord certain premises containing approximately 174,250 rentable square feet of space consisting of the entire commercial building known as Building 1 (“Building 1”) and located at 5345 East North Belt Road, North Las Vegas, NV 89115 (the “Existing Premises”).

B. Landlord is the current owner of the Property (defined in Section 1.3 of the Original Lease) known as the CapRock Interchange Industrial Center, which Property consists of Building 1, together with an additional commercial building owned by Landlord containing approximately 515,206 rentable square feet of space and located at 5445 East North Belt Road, North Las Vegas, NV 89115 (“Building 2”).

C. In addition to the Existing Premises, Landlord now wishes to lease to Tenant, and Tenant wishes to lease from Landlord, the Expansion Premises (as defined in Section 1 below), and the parties wish to further amend the Lease, subject to the terms and conditions set forth below.

AGREEMENT

In consideration of the mutual covenants contained in this Amendment and the Lease, Landlord and Tenant hereby agree as follows:

1. Demise of Expansion Premises. Commencing upon June 1, 2023 (the “Expansion Premises Commencement Date”), and continuing until May 31, 2027 unless sooner terminated or extended pursuant to the Original Lease, as amended by this Amendment (the “Expansion Premises Term”), Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain premises known as Suite 100 in Building 2 containing approximately 114,613 rentable square feet of space (the “Expansion Premises”), which Expansion Premises are generally depicted on Exhibit A attached hereto and incorporated herein by this reference.

Subject to this Amendment, the demise of the Expansion Premises shall be subject to each and every term, provision and condition as set forth in the Lease as if the Expansion Premises were originally demised thereunder. Beginning on the Expansion Premises Commencement Date, the “Premises,” as that term is defined in the Lease, shall be amended to include both the Existing Premises and the Expansion Premises, for a total of 288,863 rentable square feet of space.

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2. Tenant Improvements. Subject to the terms and conditions contained herein, and the terms and conditions of the Lease, the Expansion Premises are hereby accepted by Tenant in their “as-is” condition on the Expansion Premises Commencement Date, and Tenant is not entitled to any alterations or improvements thereto by Landlord or to any other allowance or credit from Landlord for improvements thereto. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises (including the Existing Premises and the Expansion Premises) for the conduct of Tenant’s business or for any other purpose from and after the Effective Date and during the current Term for the Existing Premises and the Expansion Premises Term for the Expansion Premises.

3. The Property. The Site Plan of the Property attached to the Original Lease as Exhibit B is hereby deleted in its entirety and replaced with the Exhibit B attached hereto and incorporated herein by this reference.

4. Terms and Conditions.

a. Existing Premises. From and after the Effective Date and continuing during the current Term of the Lease for the Existing Premises, all of the terms and conditions of the Lease (as amended by this Amendment, where applicable) shall continue to apply to the lease of the Existing Premises, including Tenant’s obligation to pay Monthly Base Rent as set forth in Section 6 of the First Amendment, through the expiration date of September 30, 2026 as set forth in Section 2 of the First Amendment.

i. Tenant’s Percentage of Operating Expenses. From and after the Effective Date and continuing during the current Term of the Lease for the Existing Premises, Tenant shall continue to pay Tenant’s Percentage of Operating Expenses for the Existing Premises in accordance with the provisions contained in the Lease (as amended by this Amendment). Tenant’s Percentage of the Property for the Existing Premises shall be equal to 25.27%, which is the percentage obtained by dividing (1) the number of rentable square feet in the Existing Premises (174,250) by (2) the number of rentable square feet in the Property (689,456). Notwithstanding the foregoing, with respect to Operating Expenses which Landlord allocates only to Building 1 pursuant to certain Cost Pools (as defined in Section 1.18.b. of the Original Lease) or otherwise, Tenant’s Percentage for the Existing Premises shall be 100%.

ii. Security Deposit. Landlord acknowledges that it currently holds a security deposit from Tenant with respect to the Existing Premises in the amount of $525,000. 00 (the “Existing Security Deposit”), which shall continue to be held, applied and/or returned in accordance with the provisions contained in the Lease.

b. Expansion Premises. From and after the Expansion Premises Commencement Date and continuing during the Expansion Premises Term, the lease of the Expansion Premises is subject to the following terms and conditions:

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i. Monthly Base Rent for the Expansion Premises. From and after the Expansion Premises Commencement Date and continuing during the Expansion Premises Term, Base Rent for the Expansion Premises only shall be payable according to the following table:

Time Period	Annual Base Rent	Monthly Base Rent	Monthly Base Rent per SF
06/01/23 – 05/31/24	$1,389,109.56	$115,759.13	$1.010
06/01/24 – 05/31/25	$1,444,674,00	$120,389.50	$1.050
06/01/25 – 05/31/26	$1,502,460.96	$125,205.08	$1.092
06/01/26 – 05/31/27	$1,562,559.36	$130,213.28	$1.136

ii. Tenant’s Percentage of Operating Expenses. From and after the Expansion Premises Commencement Date and continuing during the Expansion Premises Term, Tenant shall pay Tenant’s Percentage of Operating Expenses for the Expansion Premises in accordance with the provisions contained in the Lease (as amended by this Amendment). Tenant’s Percentage of the Property for the Expansion Premises shall be equal to 16.62%, which is the percentage obtained by dividing (1) the number of rentable square feet in the Expansion Premises (114,613) by (2) the number of rentable square feet in the Project (689,456). Notwithstanding the foregoing, with respect to Operating Expenses which Landlord allocates only to Building 2 pursuant to certain Cost Pools or otherwise, Tenant’s Percentage for the Expansion Premises shall be equal to 22.24%, which is the percentage obtained by dividing (A) the number of rentable square feet in the Expansion Premises (114,613) by (B) the number of rentable square feet in Building 2 (515,206).

c. Security Deposit; Letter of Credit. As a condition to the lease of the Expansion Premises by Landlord to Tenant, Tenant shall be required to deliver to Landlord prior to the Expansion Premises Commencement Date (or the commencement of the Move-In Period, as defined in Section 5 below, if earlier), a letter of credit in the amount of $3,714,190.00 (the “Expansion Premises Letter of Credit”). The Expansion Premises Letter of Credit shall be subject to all of the terms and conditions set forth in Section 6.3 of the Original Lease as if the Expansion Premises Letter of Credit is the Letter of Credit described therein, except that (i) the amount of such Expansion Premises Letter of Credit shall be in the amount set forth above, and (ii) Section

6.3.e. of the Original Lease shall not apply.

d. Existing Equipment. Tenant acknowledges that the prior tenant in the Expansion Premises left certain manufacturing equipment in the Expansion Premises, which has been deemed abandoned property (the “Existing Equipment”). Landlord agrees that it shall use commercially reasonable efforts to remove the same from the Expansion Premises, but in no event shall Landlord be required, or have any liability for the failure, to remove the same. In the event the Existing Equipment has not been removed by Landlord within two (2) months after the Expansion Premises Commencement Date, Tenant shall have the right to remove and dispose of the same at Tenant’s cost, and Landlord shall have no liability with respect to the same.

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5. Early Access. Notwithstanding any provision to the contrary contained herein, so long as Landlord has received the Expansion Premises Letter of Credit, Landlord agrees that Tenant may occupy the Expansion Premises from and after the Effective Date and continuing until the Expansion Premises Commencement Date (the “Move-In Period”), for the sole purpose of the installation of Tenant’s furniture, fixtures and equipment therein. During the Move-In Period, (a) Tenant shall have no obligation to pay Rent, but all other terms of the Lease (as amended by this Amendment), including but not limited to the obligation to indemnify Landlord and carry the insurance required in the Lease, shall be in effect, (b) Tenant shall be responsible for all utilities used in the Expansion Premises during the Move-In Period, (c) any entry by Tenant shall be at Tenant’s sole risk, (d) Tenant shall not unreasonably interfere with Landlord, Landlord’s contractors or any construction schedule established in connection with any work being performed by Landlord or any other tenant at the Property, (e) prior to any entry upon the Expansion Premises by Tenant, Tenant agrees to pay for and provide to Landlord certificates evidencing the existence and amounts of insurance carried by Tenant with respect to the Expansion Premises, which coverage must comply with the provisions of the Lease relating to insurance, (f) Tenant and its employees, agents and contractors agree to comply with all Laws applicable to its use and occupancy of the Expansion Premises, (g) Landlord shall not be responsible nor have any liability whatsoever at any time for loss or damage to the furniture, fixtures, phone, cabling or equipment or other property of Tenant installed or placed by Tenant on the Expansion Premises, unless such loss or damage is caused by the gross negligence or willful misconduct of Landlord or its employees, agents or contractors, and (h) Tenant agrees to indemnify, protect, defend and save Landlord, the property manager, any mortgagee of Landlord, and each of their respective officers, directors, members, managers, partners, affiliates, employees, agents and representatives, harmless from and against any and all liens, liabilities, losses, damages, costs, expenses, demands, actions, causes of action and claims (including, without limitation, reasonable attorneys’ fees and legal costs) arising out of the early entry, use, construction, or occupancy of the Expansion Premises by Tenant or its agents, employees or contractors, except to the extent any of the foregoing arises out of the gross negligence or willful misconduct of Landlord, its employees, agents or contractors.

6. Parking. From and after the Expansion Premises Commencement Date, in addition to the parking spaces specified in Section 1.11 of the Original Lease, Tenant shall have a license to: (a) the non-exclusive use of 58 unreserved parking spaces in connection with the lease of the Expansion Premises, in accordance with Article 11 of the Original Lease, and (b) the exclusive use of 20 truck parking spaces in the location depicted on Exhibit C attached hereto and incorporated herein by this reference (the “Exclusive Truck and Auto Parking Spaces”). Any storage located in the Exclusive Truck Parking Spaces shall strictly comply with the provisions contained in Section 1.10 of the Original Lease relating to the Permitted Use (and applicable to both the Existing Premises and the Expansion Premises), which limits any outside storage only to final modular home product and shipping containers located on trailers, and under no circumstances may Tenant store any components or raw materials outside of the Premises.

7. Extension Option. Tenant shall have the right to extend the Expansion Premises Term with respect to the Expansion Premises in accordance with Rider No. 1 and Rider No. 2 to the Original Lease, it being agreed that Tenant may exercise the Extension Options described in Rider No 1. for either the Existing Premises, or the Expansion Premises, or both, so long as the exercise of the applicable Extension Option is made with respect to the applicable Premises pursuant to the provisions contained in Rider No. 1. In the event Tenant fails to timely exercise an Extension Option with respect to the Existing Premises and/or the Expansion Premises, Tenant’s applicable Extension Option shall expire and be of no further force and effect.

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8. Rules and Regulations.

(1) The Rules and Regulations attached to the Original Lease as Exhibit E shall remain in full force and effect from and after the Effective Date and continuing through the Term for the Existing Premises and the Expansion Premises Term for the Expansion Premises. The Rules and Regulations expressly prohibit, without limitation: disturbances to other tenants, noxious or offensive activities on any part of the Common Area, erecting of devices on the roof, exterior of the Premises or other portions of the Property, dismantling of vehicles or equipment of any kind on the Common Area, and placing or permitting obstructions or materials outside of the Premises.

(2) In addition, Tenant will obtain prior Landlord approval in advance of any event at the Premises, such approval shall not be unreasonably withheld, conditioned, or delayed.

(3) Tenant has been notified that certain actions taken by Tenant prior to the Effective Date, while not retroactively constituting violations of the Permitted Use and/or the Rules and Regulations entitling Landlord to remedies under the Lease or this Amendment, shall constitute violations of the Permitted Use and/or the Rules and Regulations if such actions are taken after the Effective Date, such as: (a) the manufacturing of casitas in the parking areas, (b) the storage of materials such as support beams in the parking areas, (c) the display of a blow-up Santa Claus decoration in the Common Area in a manner contrary to the terms of this Amendment, (d) the installation of a ramp in the parking area used to jump dirt bikes, and (e) the discharge of a Tesla battery in a container full of salt water in the parking area.

(4) Notwithstanding the foregoing, Landlord agrees that Tenant shall have the right to place a blow-up Santa Claus on the Premises at the same location as Tenant has placed the blow-up Santa Claus for the preceding two (2) years, provided that (a) Tenant does not have the right to place the blow-up Santa Claus at any other location on the Premises or Common Area, (b) Tenant does not place any other exterior holiday decorations on the Premises or Common Area, (c) Tenant places the Santa Claus no earlier than December 15 and removes such Santa Claus no later than January 15 of the following year (e.g. December 15, 2023 – January 15, 2024); and (d) such display does not violate any laws, prevent fire department or other emergency personnel access, or impact access or use of the Common Area or the Building by other tenants or occupants of the Property.

(5) Notwithstanding any provision to the contrary contained in the Lease or this Amendment, in the event Tenant violates the Permitted Use or the Rules and Regulations and receives written notice of the same violation from Landlord on three (3) occasions or more after the Effective Date, Landlord shall have the right to charge Tenant a $10,000.00 fee for such third violation, which fee shall be payable promptly upon receipt of written notice from Landlord, provided that: (a) multiple notices for an ongoing violation shall be treated as having provided notice for one (1) singular occasion (e.g. if Tenant continuously stored raw materials outside the Premises between June 1 and June 15, 2023 and Landlord sent written notices of the violation on June 2, and June 7, 2023, such notices and such violation shall be treated as only one (1) singular occasion; and (b) if, after sending any notice of an alleged violation, it is determined (whether by agreement of the parties, any court of appropriate jurisdiction, any arbitrator, or any other neutral third-party appointed to investigate the violation) that no such violation occurred, such notice and alleged violation shall not be considered as an occasion for the purposes of this Section 8(5).

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9. Brokers. Tenant hereby represents and warrants to Landlord that Tenant has not engaged or dealt with any broker, finder, or agent in connection with the negotiation and/or execution of this Amendment, other than Xavier Wasiak at Jones Lang LaSalle, as Tenant’s exclusive agent (“Broker”), and Tenant and Landlord agrees to indemnify and save the other party harmless from any claim, demand, damage, liability, cost or expense (including, without limitation, reasonable attorneys’ fees) paid or incurred by the other party as a result of any claim for brokerage or other commissions or fees made by any broker, finder, or agent (other than Broker), whether or not meritorious, employed or engaged or claiming employment or engagement by, through, or under Tenant or Landlord, as applicable. Landlord shall not be required to pay a commission to Broker with respect to the lease of the Existing Premises, but Landlord shall be required to pay a commission to Broker with respect to the Expansion Premises pursuant to a separate written agreement.

10. Status of Lease Obligations. Tenant acknowledges and certifies that as of the Effective Date of this Amendment, Landlord has performed all covenants and obligations on the part of Landlord to be performed under the Lease and that Tenant has no claims or right of offset against Landlord. Landlord acknowledges and certifies that as of the Effective Date of this Amendment, to Landlord’s actual knowledge, Tenant has performed all covenants and obligations on the part of Tenant to be performed under the Lease and that Landlord has no claims or right of offset against Tenant.

11. Full Force and Effect. Except as expressly modified herein, all of the terms and provisions of the Lease shall remain in full force and effect and binding upon the parties thereto, and Tenant hereby ratifies and confirms the Lease as modified herein. All references in the Lease to “this Lease” shall be deemed to refer to the Lease as amended by this Amendment.

12. Legal Fees. In the event either party brings an action or files a suit to enforce or interpret this Amendment or any provisions contained herein, the party substantially prevailing in such action shall recover from the non-prevailing party, in addition to all other remedies or damages, reasonable legal fees and court costs incurred by such substantially prevailing party in such action or suit.

13. Capitalized Terms. Capitalized terms used herein that also appear in the Lease shall have the same meaning as in the Lease unless otherwise defined herein.

14. Conflicts. In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall control.

15. No Option. The submission of an unsigned copy of this Amendment to Tenant shall not constitute an offer or option with respect to the matters contained herein. This Amendment shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

16. Time. Time is of the essence with respect to each of Landlord’s and Tenant’s obligations under this Amendment.

17. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Amendment, the parties may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

[Signature page follows]

66

SIGNATURE PAGE FOR

THIRD AMENDMENT TO MULTI-TENANT

COMMERCIAL/INDUSTRIAL LEASE (NNN)

BETWEEN

NV INTERCHANGE INDUSTRIAL CENTER LLC AND

BOXABLE INC.

The parties have executed this Third Amendment to Multi-Tenant Commercial/Industrial Lease (NNN) as of the Effective Date, the execution and delivery thereof having been duly authorized.

LANDLORD:

NV INTERCHANGE INDUSTRIAL CENTER LLC,

a Delaware limited liability company

By:
Name:	Andrew Sturno
Title:	Authorized Signatory

TENANT:

BOXABL INC.,
a Nevada corporation

By:
Name:	Paolo Tiramani
Title:	CEO

THE COMPANY AGREES TO FURNISH SUPPLEMENTALLY A COPY OF ANY OMITTED SCHEDULE TO THE COMMISSION UPON REQUEST.

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EXHIBIT A

Depiction of Expansion Premises

A-1

EXHIBIT B

Site Plan of the Property

B-1

EXHIBIT C

Depiction of Exclusive Truck and Non-Exclusive Auto Parking Spaces

C-1

FOURTH AMENDMENT TO MULTI-TENANT

COMMERCIAL/INDUSTRIAL LEASE (NNN)

THIS FOURTH AMENDMENT TO MULTI-TENANT COMMERCIAL/INDUSTRIAL LEASE (NNN) (this “Amendment”) is made and entered into effective as of January 16, 2024 (the “Effective Date”), by and between NV INTERCHANGE INDUSTRIAL CENTER LLC, a Delaware limited liability company (“Landlord”), and BOXABL INC., a Nevada corporation (“Tenant”).

R E C I T A L S

A. Landlord’s predecessor-in-interest, CRPF IV Centennial, LLC, and Tenant entered into that certain Multi-Tenant Commercial/Industrial Lease dated December 29, 2020 (the “Original Lease”), as amended by that certain First Amendment to Multi-Tenant Commercial/Industrial Lease (NNN) dated April 28, 2021, that certain Second Amendment to Multi-Tenant Commercial/Industrial Lease (NNN) dated December 20, 2021, and that certain Third Amendment to Multi-Tenant Commercial/Industrial Lease dated May 2, 2023 (collectively, the “Lease”), pursuant to which Tenant has leased from Landlord certain premises containing approximately 174,250 rentable square feet of space consisting of the entire commercial building known as Building 1 (the “Building 1 Premises”) and located at 5345 East North Belt Road, North Las Vegas, NV 89115, together with certain premises known as Suite 100 containing approximately 114,613 rentable square feet of space and located at 5445 East North Belt Road, North Las Vegas, NV 89115 (the “Building 2 Premises”) (collectively, the “Premises”).

B. Tenant wishes to install certain improvements in the Building 1 Premises, and the parties wish to further amend the Lease, subject to the terms and conditions set forth below.

AGREEMENT

In consideration of the mutual covenants contained in this Amendment and the Lease, Landlord and Tenant hereby agree as follows:

1. Tenant Improvements. Tenant wishes to install certain improvements in the Building 1 Premises, including the installation of certain pits and cranes, as more particularly described and/or depicted on Exhibit A attached hereto (the “Tenant Improvements”). Landlord hereby approves the construction of the Tenant Improvements by Tenant at Tenant’s sole cost and expense, subject to the terms and conditions contained herein, and the terms and conditions of the Lease, including, without limitation, Article 13 of the Original Lease, it being agreed that the Tenant Improvement shall constitute Alterations pursuant to the Original Lease. Notwithstanding the foregoing, Tenant shall be required to remove the Tenant Improvements from the Premises and restore the same to the condition existing before such installation on or before the expiration or earlier termination of the Lease, and repair any damage to the Premises caused by such removal and restoration. If Tenant fails to comply with its removal and restoration obligations with respect to the Tenant Improvements, Landlord may perform such obligations on behalf of Tenant and at Landlord’s option, Tenant shall either reimburse Landlord for the cost of the same, or Landlord shall be entitled to deduct such costs from the Security Deposit (as defined in Section 2 below).

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2. Security Deposit. Landlord acknowledges that it currently holds a cash security deposit from Tenant with respect to the Building 1 Premises in the amount of $525,000.00 (the “Existing Security Deposit”), as well as an Expansion Premises Letter of Credit with respect to the Building 2 Premises. In connection with Landlord’s consent to the Tenant Improvements, Tenant shall be required to deliver an additional cash security deposit to Landlord prior to commencement of construction of the Tenant Improvements in the amount of $258,450.00 (the “Additional Security Deposit” and together with the Existing Security Deposit, the “Security Deposit”), which Security Deposit shall continue to be held, applied and/or returned in accordance with the provisions contained in the Lease. Notwithstanding the foregoing, the provisions in Section 6.2 of the Original Lease relating to various reductions in the Existing Security Deposit shall continue to apply to the Existing Security Deposit only, but in no event shall Section 6.2 of the Original Lease apply to the Additional Security Deposit and such Additional Security Deposit shall not be subject to any reduction.

3. Brokers. Tenant hereby represents and warrants to Landlord that Tenant has not engaged or dealt with any broker, finder, or agent in connection with the negotiation and/or execution of this Amendment, and Tenant and Landlord agrees to indemnify and save the other party harmless from any claim, demand, damage, liability, cost or expense (including, without limitation, reasonable attorneys’ fees) paid or incurred by the other party as a result of any claim for brokerage or other commissions or fees made by any broker, finder, or agent, whether or not meritorious, employed or engaged or claiming employment or engagement by, through, or under Tenant or Landlord, as applicable.

4. Status of Lease Obligations. Tenant acknowledges and certifies that as of the Effective Date of this Amendment, Landlord has performed all covenants and obligations on the part of Landlord to be performed under the Lease and that Tenant has no claims or right of offset against Landlord. Landlord acknowledges and certifies that as of the Effective Date of this Amendment, to Landlord’s actual knowledge, Tenant has performed all covenants and obligations on the part of Tenant to be performed under the Lease and that Landlord has no claims or right of offset against Tenant.

5. Full Force and Effect. Except as expressly modified herein, all of the terms and provisions of the Lease shall remain in full force and effect and binding upon the parties thereto, and Tenant hereby ratifies and confirms the Lease as modified herein. All references in the Lease to “this Lease” shall be deemed to refer to the Lease as amended by this Amendment.

6. Legal Fees. In the event either party brings an action or files a suit to enforce or interpret this Amendment or any provisions contained herein, the party substantially prevailing in such action shall recover from the non-prevailing party, in addition to all other remedies or damages, reasonable legal fees and court costs incurred by such substantially prevailing party in such action or suit.

7. Capitalized Terms. Capitalized terms used herein that also appear in the Lease shall have the same meaning as in the Lease unless otherwise defined herein.

8. Conflicts. In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall control.

9. No Option. The submission of an unsigned copy of this Amendment to Tenant shall not constitute an offer or option with respect to the matters contained herein. This Amendment shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

10. Time. Time is of the essence with respect to each of Landlord’s and Tenant’s obligations under this Amendment.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Amendment, the parties may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

[Signature page follows]

2

SIGNATURE PAGE FOR

FOURTH AMENDMENT TO MULTI-TENANT

COMMERCIAL/INDUSTRIAL LEASE (NNN)

BETWEEN

NV INTERCHANGE INDUSTRIAL CENTER LLC

AND

BOXABLE INC.

The parties have executed this Fourth Amendment to Multi-Tenant Commercial/Industrial Lease (NNN) as of the Effective Date, the execution and delivery thereof having been duly authorized.

LANDLORD:

NV INTERCHANGE INDUSTRIAL CENTER LLC,
a Delaware limited liability company

By:	/s/ Adam Barbour
Name:	Adam Barbour
Title:	Director

TENANT:

BOXABL INC.,
a Nevada corporation

By:	/s/ Paolo Tiramani
Name:	Paolo Tiramani
Title:	CEO

3

FIFTH AMENDMENT TO MULTI-TENANT COMMERCIAL/INDUSTRIAL LEASE (NNN)

THIS FIFTH AMENDMENT TO MULTI-TENANT COMMERCIAL/INDUSTRIAL LEASE (NNN) (this “Amendment”) is made and entered into effective as of August 3 r d , 2026 (the “Effective Date”), by and between NV INTERCHANGE INDUSTRIAL CENTER LLC, a Delaware limited liability company (“Landlord”), and BOXABL INC., a Texas corporation (“Tenant”).

R E C I T A L S

A. Landlord’s predecessor-in-interest, CRPF IV Centennial, LLC, and Tenant entered into that certain Multi-Tenant Commercial/Industrial Lease dated December 29, 2020 (the “Original Lease”), as amended by that certain First Amendment to Multi-Tenant Commercial/Industrial Lease (NNN) dated April 28, 2021, that certain Second Amendment to Multi-Tenant Commercial/Industrial Lease (NNN) dated December 20, 2021, that certain Third Amendment to Multi-Tenant Commercial/Industrial Lease dated May 2, 2023 (the “Third Amendment”), and that certain Fourth Amendment to Multi-Tenant Commercial/Industrial Lease (the “Fourth Amendment”) dated January 16, 2024 (collectively, the “Lease”), pursuant to which Tenant has leased from Landlord certain premises containing approximately 174,250 rentable square feet of space consisting of the entire commercial building known as Building 1 (the “Building 1 Premises”) and located at 5345 East North Belt Road, North Las Vegas, NV 89115, together with certain premises known as Suite 100 containing approximately 114,613 rentable square feet of space and located at 5445 East North Belt Road, North Las Vegas, NV 89115 (the “Building 2 Premises”) (collectively, the “Premises”).

B. Landlord and Tenant wish to extend the Term of the Lease of the Building 1 Premises for the Extension Term (as defined in Section 1 below), and the parties wish to further amend the Lease, subject to the terms and conditions set forth below.

AGREEMENT

In consideration of the mutual covenants contained in this Amendment and the Lease, Landlord and Tenant hereby agree as follows:

1. Extension of Lease Term. Subject to and upon the terms and conditions set forth herein, the Term of the Lease of the Building 1 Premises is hereby extended for a period of 63 months, commencing on October 1, 2026 (the “Extension Term Commencement Date”) and expiring on December 31, 2031 (the “Building 1 Extension Term”). All references in the Lease to the “Lease Term”, “term”, or “Term”, with respect to the Building 1 Premises, shall be amended as of the Effective Date to include the Building 1 Extension Term.

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2. Terms and Conditions. From and after the Extension Term Commencement Date and continuing during the Building 1 Extension Term, the following provisions shall apply:

a. Base Rent for the Building 1 Premises. From and after the Extension Term Commencement Date and continuing during the Building 1 Extension Term, Base Rent for the Building 1 Premises only shall be payable according to the following table:

Time Period	Annual Base Rent	Monthly Base Rent		Monthly Base Rent per SF
10/01/26–09/30/27*	$1,881,900.00	$156,825.00	*	$0.900
10/01/27–09/30/28*	$1,947,766.56	$162,313.88	*	$0.932
10/01/28 – 09/30/29	$2,015,938.32	$167,994.86		$0.964
10/01/29 – 09/30/30	$2,086,496.16	$173,874.68		$0.998
10/01/30 – 09/30/31	$2,159,523.48	$179,960.29		$1.033
10/01/31 – 12/31/31	$2,235,106.80	$186,258.90		$1.069

*Landlord hereby abates Base Rent (but not Tenant’s Percentage of Operating Expenses) for the Building 1 Premises for the following Months: October and November, 2026, and October 2027. In the event Tenant defaults under the Lease (as amended by this Amendment) beyond any applicable period of notice and cure, such abatement shall cease as of the date of such default, and Tenant shall promptly repay to Landlord all sums previously abated hereunder.

b. Tenant’s Percentage of Operating Expenses. From and after the Extension Term Commencement Date and continuing during the Building 1 Extension Term, Tenant shall continue to pay Tenant’s Percentage of Operating Expenses for the Building 1 Premises in accordance with the provisions contained in the Lease (as amended by this Amendment). Tenant’s Percentage of the Property for the Building 1 Premises shall remain equal to 25.27%, which is the percentage obtained by dividing (1) the number of rentable square feet in the Building 1 Premises (174,250) by (2) the number of rentable square feet in the Property (689,456). Notwithstanding the foregoing, with respect to Operating Expenses which Landlord allocates only to Building 1 pursuant to certain Cost Pools (as defined in Section 1.18.b. of the Original Lease) or otherwise, Tenant’s Percentage for the Building 1 Premises shall be 100%.

3. Security Deposit; Letter of Credit. Landlord acknowledges that it currently holds a cash security deposit from Tenant with respect to the Building 1 Premises in the amount of $225,000.00 (the “Original Security Deposit”), as well as: (a) the Expansion Premises Letter of Credit (as defined in the Third Amendment) with respect to the Building 2 Premises, and (b) the Additional Security Deposit (as defined in the Fourth Amendment) with respect to the Building 1 Premises in the amount of $258,450.00, for total cash Security Deposit for the Building 1 Premises of $483,450.00 (the “Security Deposit”). On the Extension Term Commencement Date, Tenant shall be entitled to reduce the Expansion Premises Letter of Credit to $550,000.00, and deliver an amended or replacement Letter of Credit to Landlord in connection therewith. Fifty percent (50%) of the Additional Security Deposit in the amount of $129,225.00 shall be returned to Tenant within thirty (30) days after the full execution of this Fifth Amendment to Lease, thereby reducing the Additional Security Deposit being held by Landlord to $129,225.00. The Security Deposit shall continue to be held during the Extension Term, applied and/or returned in accordance with the provisions contained in the Lease.

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4. Tenant Improvements. The Building 1 Premises are hereby accepted by Tenant in their “as-is” and “where-is” condition as of the Effective Date and for the Extension Term, and Tenant is not entitled to any alterations or improvements thereto by Landlord or to any other allowance or credit from Landlord for improvements therein. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Building 1 Premises for the conduct of Tenant’s business or for any other purpose from and after the Effective Date and during the Extension Term.

5. Extension Option. Landlord and Tenant acknowledge and agree that the Building 1 Extension Term described in this Amendment shall be deemed to be the first Extension Option exercised under Rider No. 1 to the Original Lease with respect to the Building 1 Premises. As a result, Tenant shall have the right to exercise the second and final Extension Option with respect to the Building 1 Premises (to commence immediately following the Building 1 Extension Term) in accordance with, and pursuant to the terms and provisions contained in, Rider No. 1 and Rider No. 2 to the Original Lease. In addition, Tenant shall continue to have two Extension Options with respect to the Building 2 Premises to be exercised in accordance with, and pursuant to the terms and provisions contained in, Rider No. 1 and Rider No. 2 to the Original Lease. For clarification, Tenant may exercise the remaining above described Extension Options for either the Building 1 Premises, or the Building 2 Premises, or both, so long as the exercise of the applicable Extension Option is made with respect to the applicable Premises pursuant to the provisions contained in Rider No. 1 and Rider No. 2 to the Original Lease. In the event Tenant fails to timely exercise an Extension Option with respect to the Building 1 Premises and/or the Building 2 Premises, Tenant’s applicable Extension Option(s) shall expire and be of no further force and effect.

6. Brokers. Tenant hereby represents and warrants to Landlord that Tenant has not engaged or dealt with any broker, finder, or agent in connection with the negotiation and/or execution of this Amendment, other than Cushman & Wakefield, as Landlord’s exclusive agent, and Cresa, as Tenant’s exclusive agent (collectively, “Brokers”), and Tenant and Landlord agrees to indemnify and save the other party harmless from any claim, demand, damage, liability, cost or expense (including, without limitation, reasonable attorneys’ fees) paid or incurred by the other party as a result of any claim for brokerage or other commissions or fees made by any broker, finder, or agent (other than Brokers), whether or not meritorious, employed or engaged or claiming employment or engagement by, through, or under Tenant or Landlord, as applicable. If applicable, Landlord shall pay a commission to Brokers in accordance with a separate written agreement.

7. Status of Lease Obligations. Tenant acknowledges and certifies that as of the Effective Date of this Amendment, Landlord has performed all covenants and obligations on the part of Landlord to be performed under the Lease and that Tenant has no claims or right of offset against Landlord. Landlord acknowledges and certifies that as of the Effective Date of this Amendment, to Landlord’s actual knowledge, Tenant has performed all covenants and obligations on the part of Tenant to be performed under the Lease and that Landlord has no claims or right of offset against Tenant.

8. Full Force and Effect. Except as expressly modified herein, all of the terms and provisions of the Lease shall remain in full force and effect and binding upon the parties thereto, and Tenant hereby ratifies and confirms the Lease as modified herein. All references in the Lease to “this Lease” shall be deemed to refer to the Lease as amended by this Amendment.

9. Legal Fees. In the event either party brings an action or files a suit to enforce or interpret this Amendment or any provisions contained herein, the party substantially prevailing in such action shall recover from the non-prevailing party, in addition to all other remedies or damages, reasonable legal fees and court costs incurred by such substantially prevailing party in such action or suit.

10. Capitalized Terms. Capitalized terms used herein that also appear in the Lease shall have the same meaning as in the Lease unless otherwise defined herein.

11. Conflicts. In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall control.

12. No Option. The submission of an unsigned copy of this Amendment to Tenant shall not constitute an offer or option with respect to the matters contained herein. This Amendment shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

13. Time. Time is of the essence with respect to each of Landlord’s and Tenant’s obligations under this Amendment.

14. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Amendment, the parties may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

[Signature page follows]

3

SIGNATURE PAGE FOR

FIFTH AMENDMENT TO MULTI-TENANT

COMMERCIAL/INDUSTRIAL LEASE (NNN) BETWEEN

NV INTERCHANGE INDUSTRIAL CENTER LLC

AND

BOXABL INC.

The parties have executed this Fifth Amendment to Multi-Tenant Commercial/Industrial Lease (NNN) as of the Effective Date, the execution and delivery thereof having been duly authorized.

LANDLORD:

NV INTERCHANGE INDUSTRIAL CENTER LLC,

a Delaware limited liability company

By:
Name:	Adam Barbour
Title:	Signatory

TENANT:

BOXABL INC.,

a Texas corporation

By:
Name:	Paolo Tiramani
Title:	CEO

4